Exhibit 10.15

LEASE AGREEMENT

BY AND BETWEEN

MOFFETT OFFICE PARK INVESTORS LLC,

a Delaware limited liability company

AS LANDLORD

and

KYPHON INC.,

a Delaware corporation

AS TENANT

DATED September 18, 2003

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23.	Assignment and Subletting	32

24.	Tenant’s Default	35

25.	Landlord’s Remedies	37

26.	Landlord’s Right to Perform Tenant’s Obligations	38

27.	Tenant’s Right to Perform Landlord’s Obligations	39

28.	Attorneys’ Fees	39

29.	Taxes	40

30.	Effect of Conveyance	40

31.	Tenant’s Estoppel Certificate	40

32.	Subordination	40

33.	Environmental Covenants	41

34.	Notices	47

35.	Waiver	48

36.	Holding Over	48

37.	Successors and Assigns	48

38.	Time	49

39.	Brokers	49

40.	Limitation of Liability	49

41.	Financial Statements	50

42.	Rules and Regulations	50

43.	Mortgagee Protection	50

44.	Parking	50

45.	Entire Agreement	52

46.	Interest	52

47.	Construction	52

48.	Representations and Warranties of Tenant	52

49.	Representations and Warranties of Landlord	53

50.	Security	53

51.	Options to Renew	53

52.	Right of First Refusal	55

53.	Option to Terminate Lease	57

54.	Transmission Equipment	58

55.	Restriction on Development of Undeveloped Area	59

56.	Jury Trial Waiver	59

57.	Approvals	59

58.	Reasonable Expenditures	60

Exhibit

A	Diagram of the Crossman Building, the Java Building and the Undeveloped Parcel

B	Tenant Improvements Construction Agreement

B-1	Preliminary Plans

B-2	Tenant Improvements Allowance Disbursement Memorandum

C	Commencement and Expiration Date Memorandum

D	Rules and Regulations

E	Form of Tenant Estoppel Certificate

F	Hazardous Materials Disclosure Certificate

G	Tenant Improvements Loan Amortization Memorandum

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	September 18, 2003

Landlord:	MOFFETT OFFICE PARK INVESTORS LLC, a Delaware limited liability company

Landlord’s Address:	c/o UBS Realty Investors LLC
455 Market Street, Suite 1540
San Francisco, California 94105
Attention: Asset Manager,
Moffett Park

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

CB Richard Ellis, Inc. 160 West Santa Clara Street, 12th Floor San Jose, California 95113 Attention: Property Manager, Moffett Park

Tenant:	KYPHON INC., a Delaware corporation

Tenant’s Contact Person:	Jeff Kaiser

Tenant’s Address and Telephone Number:	Prior to Commencement Date: 1350 Bordeaux Drive
Sunnyvale, California 94089
(408) 548-6500

From and after Commencement Date:

1221 Crossman Avenue
Sunnyvale, California 94089

Premises Square Footage:	Crossman Building:	Approximately sixty-three thousand nine hundred fifty-three (63,953) rentable square feet

	Java Building:	Approximately forty-three thousand six hundred ninety (43,690) rentable square feet

Premises Address:	Crossman Building:	1221 Crossman Avenue Sunnyvale, California 94089

	Java Building:	480 Java Drive Sunnyvale, California 94089

Right of First Refusal Building:	441 Moffett Park Drive, Sunnyvale, California, containing approximately forty-three thousand four hundred thirty-four (43,434) rentable square feet

Project:	Sunnyvale Corporate Campus, 1221 Crossman Avenue, 480 Java Drive, 441 Moffett Park Drive, all in the City of Sunnyvale, California, containing approximately one hundred fifty-one thousand seventy-seven (151,077) rentable square feet, together with the land on which the Project is situated (the “Land”) and all Common Areas

Buildings (if not the same as the Project):	Crossman Building:	1221 Crossman Avenue Sunnyvale, California 94089

	Java Building:	480 Java Drive Sunnyvale, California 94089

Tenant’s Proportionate Share of Project:	Crossman Building:	42.3%
	Java Building:	28.9%

Tenant’s Proportionate Share of Buildings:	Crossman Building:	100%
	Java Building:	100%

Length of Term:	One hundred twenty-six (126) months

Estimated Commencement Date:	January 1, 2004

Estimated Expiration Date:	June 30, 2014

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Monthly Base Rent:	Months	Sq. Ft.	Monthly Base Rate		Monthly Base Rent
	1 – 12	107,643	× $	1.05	= $	113,025.15
	13 – 24	107,643	× $	1.10	= $	118,407.30
	25 – 36	107,643	× $	1.13	= $	121,636.59
	37 – 48	107,643	× $	1.17	= $	125,942.31
	49 – 60	107,643	× $	1.20	= $	129,171.60
	61 – 72	107,643	× $	1.30	= $	139,935.90
	73 – 84	107,643	× $	1.34	= $	144,241.62
	85 – 96	107,643	× $	1.38	= $	148,547.34
	97 – 108	107,643	× $	1.42	= $	152,853.06
	109 – 120	107,643	× $	1.46	= $	157,158.78
	121 – 126	107,643	× $	1.50	= $	161,464.50

Prepaid Base Rent:	One Hundred Thirteen Thousand Twenty-Five and 15/100 Dollars ($113,025.15)

Prepaid Additional Rent:	Thirty Thousand Five Hundred Forty Dollars ($30,540.00)

Month to which Prepaid Base Rent and Additional Rent will be Applied:	Seventh (7th) month of the Term

Security Deposit:	Irrevocable standby letter of credit in the amount of One Million Dollars ($1,000,000.00), subject to reduction in accordance with Paragraph 7(d) of the Lease and to increase in accordance with Paragraph 5(b)(ii) of Exhibit B hereto

Permitted Use:	General office, administration, light manufacturing, testing, and other legally permitted uses that are similar to research and development uses for which other buildings owned by the named Landlord on the date of this Lease in the Moffett Park area of Sunnyvale (collectively, the “Landlord Buildings”) are generally being occupied from time to time (collectively, “Customary R&D Uses”)

Unreserved Parking Spaces:	Four hundred twenty-eight (428) nonexclusive and undesignated parking spaces

Brokers:	CPS (Landlord’s Broker) CB Richard Ellis (Tenant’s Broker)

Tenant Improvements Allowance:	Two Million Five Hundred Eighty-Three Thousand Four Hundred Thirty-Two Dollars ($2,583,432.00)

Tenant Improvements Loan:	Up to Seven Hundred Fifty-Three Thousand Five Hundred One Dollars ($753,501.00)

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.

1. DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2. PREMISES

The Premises demised by this Lease is located in those certain buildings (the “Buildings”) specified in the Basic Lease Information, which Buildings are located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the addresses and contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4(e)(iii) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Paragraph 44 below. No easement for light or air is incorporated in the Premises. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

The Premises demised by this Lease shall include the Tenant Improvements (as that term is defined in the Tenant Improvements Construction Agreement attached hereto as Exhibit B) to be constructed by Tenant within the interior of the Premises. Tenant shall construct the Tenant Improvements on the terms and conditions set forth in Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

Landlord has the right, in its reasonable discretion, from time to time, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, Parking Areas, ingress, egress, direction of driveways, entrances, corridors and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its reasonable discretion, deem to be appropriate. Notwithstanding the foregoing, if Landlord makes any alterations to the Common Areas, Landlord agrees that such alterations shall not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights.

3. TERM

The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the “Commencement Date”):

(a) The Substantial Completion Date (as defined in Exhibit B hereto) of the Tenant Improvements;

(b) March 1, 2004 (the “Outside Commencement Date”); or

(c) The date Tenant commences occupancy of the Premises.

Notwithstanding the foregoing, the Outside Commencement Date shall be delayed by one (1) day for each day, if any, the Substantial Completion Date is actually delayed due to (A) Landlord Delays, and (B) delays resulting from Force Majeure Events. As used herein, the following terms shall have the meanings set forth below:

“Force Majeure Events” means strikes, embargoes, governmental regulations, acts of God, war, civil commotion or other strife, inability to obtain required materials or supplies, and other events beyond the control of the party whose performance is affected thereby. Notwithstanding the foregoing, delays by the City of Sunnyvale (the “City”) or any other governmental agency in reviewing Tenant’s plans and specifications and/or in issuing Permits (as defined in Exhibit B hereto) shall not constitute Force Majeure Events hereunder.

“Landlord Delays” means (i) any delay by Landlord in approving a Change Request (as defined in Exhibit B hereto) beyond the three (3) business day period provided in Exhibit B, and (ii) any delays to the construction of the Tenant Improvements resulting from Landlord’s negotiations with governmental agencies regarding the removal or abatement of asbestos pursuant to Paragraph 5(d)(v) of Exhibit B hereto.

In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date specified in the Basic Lease Information, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”) and the date on which Tenant is to commence paying Rent.

4. RENT

(a) Base Rent.

(i) Commencing on the Commencement Date, Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).

(ii) Notwithstanding the terms of Paragraph 4(a)(i) above, provided that Tenant is not in monetary default or material nonmonetary default under this Lease beyond applicable notice and cure periods at any time during the initial six (6) months of the Term, then Tenant shall have no obligation to pay Base Rent or Additional Rent (as hereinafter defined) hereunder during such six (6) month period.

(iii) Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent and first monthly installment of estimated Additional Rent specified in the Basic Lease Information to be applied toward Base Rent and Additional Rent first becoming due under the Lease.

(b) Additional Rent. This Lease is intended to be a triple-net Lease with respect to Landlord; and subject to Paragraph 13(b) below, the Base Rent owing hereunder is (i) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Buildings, and (ii) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Buildings and/or the Project or any part thereof. The provisions of this Paragraph 4(b) for the payment of Tenant’s Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant its share of all such costs and expenses (the “Additional Rent”). In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant’s Proportionate Share(s) of all commercially reasonable costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Buildings and/or the Project or any part thereof (collectively, the “Project Ownership”), including, without limitation, all the following items (collectively, the “Expenses”):

(i) Taxes and Assessments. All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (A) determined by the area of the Premises, the Buildings and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (B) upon any legal or equitable interest of Landlord in the Premises, the Buildings and/or the Project or any part thereof; (C) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Buildings and/or the Project; (D) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Buildings and/or the Project, whether or not now customary or within the contemplation of the parties; or (E) surcharged against the Parking Areas. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes (Landlord hereby agreeing to initiate such a tax appeal at such time, if ever, as Landlord believes that such an appeal is likely to be successful and is likely to result in a material reduction in the real estate taxes assessed against the Project); provided, however, that Tenant’s Proportionate Share of any refund, credit or rebate realized by Landlord and attributable to a period within the Term of this Lease shall be passed through to Tenant. Notwithstanding the foregoing, “Taxes and assessments” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term (without the imposition of penalties).

(ii) Insurance. All insurance premiums for the Buildings and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance; provided, however, that with respect to any particular casualty event affecting the Project, Tenant shall not be required to pay to Landlord an amount in excess of Five Hundred Thousand Dollars ($500,000.00) in reimbursement of the insurance deductible incurred by Landlord attributable to such event. Notwithstanding the foregoing, (A) Expenses shall not include increases in insurance costs caused by the activities of another occupant of the Project, and (B) earthquake insurance premiums paid by Landlord on an annual basis shall be included in Expenses hereunder only to the extent that the amount of such premiums do not exceed five (5) times the amount of the annual premiums then paid by Landlord for Casualty Insurance (as hereinafter defined) covering the Project.

(iii) Utilities. The cost of all Utilities (as hereinafter defined) serving the Premises, the Buildings and the Project that are not separately metered to Tenant, any assessments or charges for Utilities or similar purposes included within any tax bill for the Buildings or the Project, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Buildings or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Buildings and/or the Project, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).

(iv) Common Area Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Buildings and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

(v) Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Buildings or the Project.

(vi) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all costs to maintain, repair, and replace the Premises, the Buildings and/or the Project or any part thereof, including, without limitation, (A) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, if any, (B) all costs to maintain, repair and replace the roof coverings of the Buildings or the Project or any part thereof, and (C) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, gas, sewer, drainage, electrical, fire protection and life safety systems and other mechanical and electrical systems and equipment serving the Premises, the Buildings and/or the Project or any part thereof (collectively, the “Systems”).

(vii) Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Buildings and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.

(viii) Management and Administration. All costs for management and administration of the Premises, the Buildings and/or the Project or any part thereof, including, without limitation, a property management fee (the “Management Fee”), accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project; provided, however, that the Management Fee shall not exceed, on an annual basis, two and one-half percent (2.50%) of the aggregate gross receipts collected by Owner (other than Additional Rent attributable to the payment of the Management Fee itself) in connection with to the ownership and operation of the Project during such period.

Notwithstanding anything in this Paragraph 4(b) to the contrary, with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Buildings or the Project (i.e., HVAC, roof membrane or coverings and Parking Areas) which is a capital item the replacement of which would be capitalized under Landlord’s commercial real estate accounting practices, Tenant shall be required to pay only the pro rata share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.

The Expenses incurred by Landlord in any calendar year shall be deemed to be “commercially reasonable” so long as such Expenses, taken as a whole (as reflected in the Expense Statement for such year) do not exceed the aggregate costs and expenses that would generally be incurred by an Institutional Owner (as hereinafter defined) during such year in connection with the Project Ownership, applying Institutional Asset Management Practices (as hereinafter defined). As used herein, the term “Institutional Owner” means pension funds, life insurance companies, real estate investment trusts and other institutional owners and operators of commercial real estate in Santa Clara County, California, and “Institutional Asset Management Practices” means the asset management standards generally employed by Institutional Owners with respect to real estate assets held for purposes of investment (as opposed to owner-occupied assets).

(c) Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, “Expenses” and “Additional Rent” shall not include and Tenant shall not have any obligation to pay for the following (the “Expense Exclusions”):

(i) penalties assessed against Landlord by any governmental body or agency as a result of the violation by Landlord of any Laws applicable to the Project (provided, however, that the cost of correcting such violation, as opposed to penalties assessed in excess of such corrective costs and which would not be incurred but for such violation, shall be paid by Tenant as Additional Rent to the extent that such costs would otherwise be included within the definition of “Expenses” hereunder);

(ii) costs occasioned by casualty or by the exercise of the power of eminent domain; provided, however, that (A) Tenant shall be responsible for its Proportionate Share of insurance deductibles to the extent provided in Paragraph 4(b) above, and (B) nothing contained in this subparagraph (ii) shall be deemed to limit the rights or obligations of the parties under Paragraphs 21 and 22 below;

(iii) fees, commissions, attorneys’ fees, allowances, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Project or incurred in connection with the negotiation and execution of this Lease;

(iv) costs incurred by Landlord in investigating and remediating any contamination by Hazardous Materials; provided, however, that nothing contained in this subparagraph (iv) shall be deemed to limit, modify or otherwise affect any other obligations of Tenant under this Lease;

(v) principal, interest, points and other fees on any mortgage financing encumbering the Project;

(vi) the cost of any renovation, improvement, painting or redecorating of any portion of the Project made for the use of another tenant;

(vii) any expense for which Landlord receives reimbursement from insurance proceeds, Condemnation awards, warranties, guaranties or other third parties;

(viii) costs incurred in connection with the operation of any fee parking or commercial concession within the Project; and

(ix) depreciation, amortization and other non-cash items.

(d) Special Provisions regarding HVAC Units. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, Tenant’s obligations with respect to the payment of Expenses attributable to the repair and maintenance of the HVAC units serving the Buildings (“HVAC Maintenance”) shall be limited as follows:

(i) Tenant shall not be required to pay, as Additional Rent, an amount in excess of One Thousand Seven Hundred Dollars ($1,700.00) per calendar year (the “HVAC Maintenance Cap”) for HVAC Maintenance performed on the HVAC units existing within and serving the Buildings on the date of this Lease (the “Existing HVAC Units”).

(ii) If Landlord shall, at any time after the date of this Lease, replace any one or more of the Existing HVAC Units (such replacement systems being herein referred to as the “Replacement HVAC Units”), then (A) Landlord shall be solely responsible for the costs of such replacement (and such costs shall not be deemed “Expenses” hereunder), (B) Tenant shall be fully responsible throughout the Term for the costs of any HVAC Maintenance performed on the Replacement HVAC Units, and the limitations set forth in Paragraph 4(d)(i) above shall not be applicable thereto (but such limitations, as adjusted pursuant to the succeeding clause (C), shall continue to apply to any remaining Existing HVAC Units), and (C) the HVAC Maintenance Cap shall be proportionately reduced (based upon the tonnage capacity of the Existing HVAC Units that are replaced and the remaining Existing HVAC Units) to reflect the reduction in the Existing HVAC Units.

(e) Payment of Additional Rent.

(i) Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. By April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement (an “Expense Statement”) showing the actual Additional Rent due to Landlord for the prior calendar year, to be prorated during the first year from the Commencement Date. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such Expense Statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Rent next due.

(ii) Landlord’s then-current annual operating and capital budgets for the Buildings and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit Expense Statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(iii) With respect to Expenses which Landlord allocates to a Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of such Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or such Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of such Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Expenses which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Buildings and/or the Project or that varies with the occupancy of the Buildings and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant’s sole expense.

(f) Preliminary Review of Expense Information; Tenant’s Right to Audit Expenses.

(i) If Tenant has questions concerning any item reflected in an Expense Statement delivered to Tenant pursuant to Paragraph 4(e) above, Landlord’s property manager or other appropriate representative shall meet with Tenant’s representative at a mutually convenient time and location to answer Tenant’s questions concerning such expense items. At such meeting, Tenant shall have the right to review back-up and supporting documentation for the items in question.

(ii) If Tenant is not satisfied with the answers it receives to its questions pursuant to subparagraph (i) above, and provided that Tenant is not in Default under the terms of this Lease (nor is any event occurring which, with the passage of time or the giving of notice, or both, would constitute a Default hereunder), then Tenant shall have the right within ninety (90) days after the delivery of the relevant Expense Statement to review and audit Landlord’s books and records regarding such Expense Statement for the sole purpose of determining the accuracy of such Expense Statement. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during normal business hours in the office of Landlord or Landlord’s property manager and shall be completed within three (3) business days after the commencement thereof. If Tenant does not so review or audit Landlord’s books and records, Landlord’s Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord’s books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph 4 for the period covered by such Expense Statement (an “Expense Period”) is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit in its reasonable discretion, Landlord shall promptly refund any excess payment to Tenant, as the case may be. If Landlord does not concur with the results of such audit and the parties otherwise fail to agree on the calculation of Expenses for such Expense Period, then such dispute shall be resolved by arbitration in accordance with Paragraphs 4(f)(iii) through 4(f)(vi) below. Tenant shall be solely responsible for the costs and expenses of the audit, except that if it is determined that the actual amount of Expenses paid by Tenant during any Expense Period exceeds the amount properly payable by Tenant hereunder during such Expense Period by an amount greater than three percent (3%) of the actual Expenses properly chargeable to Tenant during such Expense Period, then Landlord shall reimburse Tenant (in the form of a credit against the Rent next coming due hereunder or, if the Term has previously expired, in the form of a direct payment) for the reasonable costs of such audit. For purposes of determining whether the actual amount of Expenses paid by Tenant during an Expense Period exceeds the amount properly payable by Tenant hereunder by more than three percent (3%), the parties shall take into account amounts improperly included by Landlord in the calculation of Expenses, but shall exclude any amount attributable to a disagreement over or an improper determination of an amortization period. By way of example only, the parties shall take into account an amount charged to Tenant but specifically excluded under the list of Expense Exclusions, but shall disregard any excess amount improperly included within Expenses attributable to Landlord’s utilization of an incorrect amortization period for capital expenses.

(iii) If either party demands arbitration pursuant to Paragraph 4(f)(i) above, the notice of demand shall specify with (A) with particularity the demanding party’s proposed resolution of the matter in issue, and (B) the name and address of the person designated by the demanding party to act as arbitrator on its behalf. Within ten (10) business days after such demand, the responding party shall give notice (the “Response”) to the demanding party specifying (1) with particularity the responding party’s proposed resolution of the matter in issue, and (2) the name and address of the person designated by the responding party to act as arbitrator on its behalf. If the responding party fails to deliver a Response within such ten (10) business day period, then the arbitrator appointed by the demanding party shall be the arbitrator to determine the issue. The arbitrators selected pursuant to this Paragraph 4(f)(iii) shall be certified public accountants from national or major regional accounting firms who have not previously performed work for Landlord or Tenant and with at least ten (10) years experience in matters pertaining to the operation of office and R&D properties similar to and in the vicinity of the Project (“Comparable Properties”).

(iv) The arbitration shall be conducted in San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. Failure on the part of either party to make a timely and proper demand for arbitration shall constitute a waiver of the party’s right thereto, but not a waiver of such party’s right to pursue any other legal or equitable remedies (provided that the other party does not timely and properly demand arbitration as herein provided).

(v) If two (2) arbitrators are designated in accordance with Paragraph 4(f)(iii) above, such arbitrators shall meet within ten (10) business days after the second arbitrator is appointed, and if, within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of the matter in issue, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators under Paragraph 4(f)(iii) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties cannot so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of San Francisco, acting in his private non-judicial capacity. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said judge shall have the power to make the appointment. The three (3) arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below:

(A) The three (3) arbitrators shall attempt to decide the issue within fifteen (15) business days after the appointment of the third arbitrator. Within such fifteen (15) business day period the arbitrators shall hold a hearing in accordance with the aforesaid rules at which each party may submit evidence, be heard and cross-examine witnesses, with each party having at least ten (10) business days’ advance notice of the hearing. The hearing shall be conducted so that each of Landlord and Tenant shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party prior to the hearing). The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to the determination of the matter at issue, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The decision in which any two (2) arbitrators so appointed and acting hereunder concur shall be the final decision of the arbitration and the arbitrators shall render the decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. Any decision derived from the foregoing arbitration process shall be binding and conclusive upon the parties. If the arbitrators are unable to render a decision in accordance with the foregoing, or if the decision of the arbitrators shall be held by a court of competent jurisdiction to be unenforceable for any reason, then the matter submitted to arbitration shall be subject to litigation in the courts of the State of California, and Landlord and Tenant each hereby waive its right to a jury trial in any such court proceeding.

(B) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator.

(vi) Each party shall pay the fees and expenses of the arbitrator designated by it, and fifty percent (50%) of the fees and expenses of the third arbitrator, if any.

(g) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, payments of principal and interest on the Tenant Improvements Loan (as defined in Exhibit B hereto), if any, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the “Rent”. All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to “Moffett Office Park Investors LLC” and shall be mailed to: Moffett Park #317, Dept. 0394, P.O. Box 39000, Los Angeles, California 90084, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

5. UTILITY EXPENSES

(a) Tenant shall pay the cost of all water, sewer use, sewer discharge fees and permit costs and sewer connection fees, gas, heat, electricity, refuse pick-up, janitorial service, telephone and all materials and services or other utilities (collectively, “Utilities”) billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant shall be responsible for arranging for janitorial service and all Utilities furnished to the Premises. Tenant acknowledges that the Premises, the Buildings and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord,

Tenant, the Premises, the Buildings and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(b) Subject to Paragraph 16(b) below, Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or, subject to Paragraph 5(c) below, relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Buildings, or the Project.

(c) Notwithstanding the terms of Paragraph 5(b) above, but subject in each instance to Force Majeure Events, if any Utilities are interrupted for seven (7) consecutive business days through no fault or negligence of Tenant or Tenant’s Agents, and if such interruption results in a material interference with Tenant’s use of or access to the Premises, Tenant shall be entitled to an abatement of Base Rent commencing on the eighth (8th) day of the interruption and continuing until the service is restored, but only to the extent Landlord collects proceeds under its policy of rent-loss insurance and such proceeds are allocable to the Premises. During any interruption of Utilities, the parties shall use commercially reasonable efforts to restore the services as soon as possible.

6. LATE CHARGE

Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within three (3) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) day cure period in each twelve (12) month period before any such late charge accrues. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

INITIALS:

	Landlord	Tenant

7. LETTER OF CREDIT

(a) On or before October 5, 2003, Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, the Letter of Credit described below in the amount of One Million Dollars ($1,000,000.00) (the “LC Face Amount”) as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord’s damages upon Tenant’s breach of or default under this Lease. The Letter of Credit shall be maintained in effect from the date hereof through the date that is sixty (60) days after the Expiration Date (the “LC Termination Date”). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Paragraph 7(a)); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds thereof (the “Letter of Credit Proceeds”) or any portion thereof, (i) to remedy Tenant’s Default in the payment of Rent and to cure any other Default under this Lease, and in either case to compensate Landlord for any loss or damage Landlord incurs as a result of such Default, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises upon termination of this Lease, and (iv) to reimburse Landlord for the payment of any amount which Landlord may for any purpose spend or be required to spend by reason of Tenant’s Default, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s remedies set forth in Paragraph 25 below. Landlord shall have the additional right to draw on the Letter of Credit in accordance with Paragraph 7(c) below. In any such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the full LC Face Amount. Tenant’s failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord’s notice shall constitute an immediate Default hereunder. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the Letter of Credit and any Letter of Credit Proceeds then held by Landlord to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Letter of Credit or Letter of Credit Proceeds.

(b) As used herein, Letter of Credit shall mean an unconditional and irrevocable standby letter of credit (herein referred to as the “Letter of Credit”) issued by the San Francisco office of a major national bank insured by the Federal Deposit Insurance Corporation and otherwise reasonably satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall be for an initial one-year term, shall automatically renew for successive one-year periods (without the necessity of additional documentation or action on the part of any party), and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the full LC Face Amount, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Landlord the amount of each such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating that Landlord is entitled to draw on the Letter of Credit in such amount, and (iii) that the beneficial interest under the Letter of Credit shall be freely transferable one or more times and, therefore, in the event of Landlord’s (or any successor Landlord’s) assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord (or any successor Landlord), without recourse and without the payment of any fee or consideration (except for a transfer fee assessed by the Bank in an amount not to exceed one quarter ( 1/4) of one percent (1%) of the then LC Face Amount), to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord (or such successor) and such assignee or transferee.

(c) In the event that the Bank shall at any time notify Landlord that the Letter of Credit shall not be renewed beyond the next expiry date, then unless Tenant shall, not less than thirty (30) days prior to such expiry date, deliver to Landlord a replacement Letter of Credit in the full LC Face Amount and otherwise meeting the requirements set forth above, Landlord shall be entitled to draw on the Letter of Credit and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 7(a) above. The Letter of Credit shall expressly provide that, to be effective, any notice on non-renewal given by the Bank must be provided by the Bank concurrently to Landlord, Landlord’s property manager and Landlord’s counsel (at the address of each such party specified in the Letter of Credit).

(d) The LC Face Amount shall be subject to increase as provided in Paragraph 5(b)(ii) of Exhibit B hereto and to reduction solely as hereinafter provided in this Paragraph 7(d).

(i) Commencing on the third (3rd) anniversary of the Commencement Date and on each subsequent anniversary date (each, a “Potential Reduction Date”), Tenant shall have the right to reduce the LC Face Amount by the sum of One Hundred Fifty Thousand Dollars ($150,000.00), provided that the following conditions precedent shall have been satisfied to Landlord’s reasonable satisfaction:

(A) (1) Tenant shall have maintained, at all times during the calendar year immediately preceding the respective Potential Reduction Date and at the time Tenant seeks the actual reduction in the LC Face Amount, a ratio of Current Assets to Current Liabilities of not less than 2.0 to 1.0, and (2) the shareholders of Tenant shall have maintained, at all times during the calendar year immediately preceding the respective Potential Reduction Date and at the time Tenant seeks the actual reduction in the LC Face Amount, Stockholders’ Equity of not less than Fifty Million Dollars ($50,000,000.00); and

(B) a Default shall not have occurred hereunder either (1) at any time during the calendar year immediately preceding the respective Potential Reduction Date, or (2) at the time Tenant seeks the actual reduction in the LC Face Amount. In addition to the foregoing, if a default is occurring hereunder at the time Tenant seeks the actual reduction in the LC Face Amount, then Tenant’s right to reduce the LC Face Amount shall be suspended until such default has been cured.

(ii) Prior to any reduction in the LC Face Amount under this Paragraph 7(d), Tenant shall deliver financial statements to Landlord for the applicable calendar year, which statements shall be audited by a certified public accountant from a nationally recognized accounting firm (the “CPA”), shall be certified by the CPA as having been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and shall otherwise be reasonably acceptable to Landlord. Notwithstanding the foregoing, provided that Tenant is a public company, Tenant shall deliver to Landlord, in lieu of the foregoing financial statements, the Form 10-K filed by Tenant for the applicable calendar year with the Securities Exchange Commission (“SEC”).

(iii) Notwithstanding anything in this Paragraph 7(d) to the contrary, in no event shall the LC Face Amount ever be reduced below the sum of Two Hundred Thousand Dollars ($200,000.00).

(iv) As used herein, the following terms shall have the meanings set forth below:

(A) “Current Assets” means, on any day, amounts that under GAAP should be included on that date as current assets on Tenant’s consolidated balance sheet.

(B) “Current Liabilities” means, on any day, amounts that under GAAP should be included on that date as current liabilities on Tenant’s consolidated balance sheet.

(C) “Stockholders’ Equity” means the total stockholder equity (as calculated in accordance with GAAP) of Tenant as reflected on Tenant’s financial statements (or Form 10-K, if applicable) delivered to Landlord pursuant to Paragraph 7(d)(ii) above.

8. POSSESSION

(a) Tenant’s Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon the execution of this Lease for the purpose of designing and constructing the Tenant Improvements and installing furniture, fixtures and equipment.

(b) Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant within five (5) business days after the full execution of this Lease by the parties hereto and the satisfaction of Landlord’s customary premises delivery conditions (such as the receipt by Landlord of the original Letter of Credit and the furnishing by Tenant of certificates of insurance required hereunder) (the date on which such conditions have been satisfied being herein referred to as the “Available Delivery Date”), Tenant shall have the right to terminate this Lease by written notice to Landlord on or before the earlier of (i) the tenth (10th) business day after the Available Delivery Date, and (ii) the date Landlord delivers possession of the Premises to Tenant. If Tenant fails to deliver such written notice to Landlord on a timely basis as provided herein, then Tenant shall have no further right to terminate this Lease under this Paragraph 8(b). The aforesaid right of termination shall be the sole remedy available to Tenant as a result of Landlord’s failure to deliver the Premises to Tenant on a timely basis as provided in this Paragraph 8(b), provided that Landlord uses commercially reasonable efforts to deliver possession to Tenant as soon as reasonably practicable following the Available Delivery Date. The date on which Landlord actually delivers possession of the Premises to Tenant shall be herein referred to as the “Delivery Date.”

9. USE OF PREMISES

(a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Buildings or the Project or for any purpose or in any manner that would unreasonably interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Project, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floors of the Buildings.

(b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Buildings or the Project, including, without limitation, any Laws requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, and removal of asbestos, whether substantial in cost or otherwise; provided, however, that except as provided in Paragraph 9(c) below, Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, physical changes to the Premises or the Buildings not related to Tenant’s specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant’s request (including, without limitation, the Tenant Improvements, but subject to Paragraph 9(c)(ii) below); (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (iii) any and all rules and regulations set forth in Exhibit D and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Buildings and/or the Project (collectively, the “Rules and Regulations”). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

(c) Compliance with Americans with Disabilities Act.

(i) Landlord and Tenant hereby agree and acknowledge that the Premises, the Buildings and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. § 12101 et seq., including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the

State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the Tenant Improvements Cost (as defined in Exhibit B hereto). Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Buildings, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, however, that if such work is required under the ADA as a result of Tenant’s specific use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Notwithstanding the foregoing, but subject to Paragraph 9(c)(ii) below, Tenant shall be solely responsible for, and the Tenant Improvements shall include, any improvements or alterations required to be made to the Premises under the ADA as the result of the construction and installation of the Tenant Improvements, including, without limitation, any improvements required by the City to be made to the Premises under the ADA as a condition to the issuance of the Permits (as defined in Exhibit B hereto). Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including, without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Buildings or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Buildings, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Buildings or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Landlord’s Agents”) harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

(ii) Notwithstanding the terms of Paragraph 9(c)(i) above, Landlord shall be responsible for making, at Landlord’s sole cost and expense (which costs and expenses shall not be included within the Tenant Improvements Cost or deemed “Expenses” under this Lease), any improvements required by the City to be made outside of the Buildings and within the boundaries of the Project under the ADA as a condition to the issuance of the Permits.

10. ACCEPTANCE OF PREMISES

(a) By its execution hereof, Tenant acknowledges that it has been provided by Landlord the opportunity to fully inspect the Premises, including, but not limited to, conducting any desired testing.

(b) By entry hereunder, Tenant accepts the Premises as suitable for Tenant’s intended use, AS IS, and, except as expressly set forth in Paragraph 10(c) below, without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be set forth in this Lease or by other written agreement executed by Landlord and Tenant.

(c) Notwithstanding the terms of Paragraph 10(b) above, Landlord shall cause the Systems serving the Premises to be in good working order and the roofs of the Premises to be in good condition on the Delivery Date. Any claims by Tenant alleging failure by Landlord to perform its obligations under this Paragraph 10(c) shall be made in writing not later than the sixtieth (60th) day after the Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such sixtieth (60th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(c).

11. SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) otherwise in accordance with Paragraph 33(i). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains on any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, Tenant shall remove from the Premises, the Buildings and the Project and repair any damage caused by such removal, (i) all of Tenant’s Property (as hereinafter defined) and Tenant’s signage, and (ii) any Non-Permanent Tenant Improvements (as defined in the Tenant Improvements Construction Agreement) and any Non-Permanent Alterations (as hereinafter defined). Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements except those which constitute Non-Permanent Tenant Improvements and all Alterations except those which constitute Non-Permanent Alterations shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 33(i) below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 36 below) until the Premises are so surrendered in accordance with said Paragraphs, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

12. ALTERATIONS AND ADDITIONS

(a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Buildings or the Project or the Systems serving the Premises, the Buildings and/or the Project or any portion thereof (collectively, “Structural Alterations”). Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord, provided that such Alterations (i) are not Structural Alterations, (ii) are “generic” office and R&D improvements (as determined by Landlord in good faith) similar to the improvements then existing in other Landlord Buildings (“Generic Improvements”), (iii) consist of improvements and finishes that are similar to, and of equal or higher quality than, the Crossman Second Floor Improvements (as defined in Exhibit B hereto), (iv) do not cost in excess of Twenty Thousand Dollars ($20,000.00) to construct and install on an individual basis or Fifty Thousand Dollars ($50,000.00) in the aggregate per twelve (12) month period during the Term, and (v) are performed in full compliance with the terms of Paragraphs 12(b) through 12(i) below.

(b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements reasonably requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor reasonably approved in writing by Landlord. As a further condition to giving consent, with respect to any Alterations which have an estimated cost in excess of Fifty Thousand Dollars ($50,000.00) to design and construct, Landlord may require Tenant to require that its general contractor provide, at Tenant’s (or the contractor’s) sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable costs (including, without limitation, a construction oversight fee payable to Landlord’s property manager in the amount of four percent (4%) of the total “hard” and “soft” costs of the Alterations in question up to the initial One Hundred Thousand Dollars ($100,000.00) of costs and two percent (2%) thereafter) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance including Landlord, Landlord’s manager, UBS Realty Investors LLC (“UBS”), Tenant and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be, with respect to Tenant’s general contractor, not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and, with respect to subcontractors, not less than One Million Dollars ($1,000,000.00) for injury or death of one person in any one accident or occurrence and not less than One Million Dollars ($1,000,000.00) for injury or death of more than one person in any one accident or occurrence, and, in either case, shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00). The foregoing bodily injury and property damage limits may be carried on a combined single limit basis and may be provided in a combination of primary coverage and umbrella or excess coverage.

(c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property installed by Tenant that has become an integral part of the Premises or any Building, shall be Tenant’s property during the Term of this Lease (and Tenant shall be entitled to all tax benefits therefrom to the extent paid for by Tenant), but shall not be deemed trade fixtures or Tenant’s Property and shall (except to the extent the same constitute Non-Permanent Alterations) automatically become the property of Landlord upon the Expiration Date or the sooner termination of this Lease without the need for any additional documentation or any action on the part of Landlord or Tenant. If requested by Landlord, and provided that Tenant’s aggregate demolition and restoration costs are reasonably projected by Landlord to exceed Thirty-Five Thousand Dollars ($35,000.00), Tenant will deposit with Landlord as security, prior to the commencement of construction, an amount determined by Landlord necessary to cover the costs of demolishing Tenant’s Non-Permanent Alterations and the cost of returning the Premises and the Buildings to their condition prior to such Non-Permanent Alterations. Landlord shall return such amount to Tenant promptly following Tenant’s demolition of such Non-Permanent Alterations and restoration of the Premises. Landlord shall request such deposit from Tenant only if Landlord has a good faith concern, at the time of granting consent to the applicable Alterations, about Tenant’s financial ability to satisfy its obligations under this Lease and to pay the costs of such demolition and restoration at the expiration of the Term.

(d) Tenant may install private telephone systems and/or other related computer or telecommunications equipment or lines in the Premises without Landlord’s prior written consent, except that, if such installation requires the making of Alterations, then Tenant shall comply with the terms of this Paragraph 13. If requested by Landlord, Tenant shall remove all telecommunications and computer equipment (and restore the Premises to the condition existing prior to installation) at the expiration or sooner termination of this Lease, but Tenant shall not be required to remove any telecommunications wiring from the Premises. Notwithstanding the foregoing, if Tenant exercises the Termination Option (as hereinafter defined), then, at the request of Landlord, Tenant shall remove all wiring from the Premises upon the termination of this Lease and restore the Premises to the condition existing prior to installation.

(e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises in excess of the existing electrical capacity of the Building in question or which, in Landlord’s good faith discretion, requires upgrades to the Building Systems or supplemental systems, Tenant shall obtain the written permission of Landlord, which permission shall not be unreasonably withheld. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g) At the time of requesting Landlord’s consent to any Alterations, Tenant shall have the right to request that Landlord inform Tenant whether such Alterations may remain in the Premises following, or must be removed from the Premises prior to, the expiration or sooner termination of this Lease; provided, however, that Landlord shall not require Tenant to remove any Generic Improvements. Any Alterations that Landlord requires to be removed shall be referred to herein as the “Non-Permanent Alterations.” In the event Tenant constructs or installs any Alterations without making the request of Landlord contemplated under this Paragraph 12(g), or if for any reason whatsoever Landlord does not specifically advise Tenant in writing that any Alterations may remain in the Premises following the expiration or sooner termination of the Lease, then such Alterations shall be deemed to be Non-Permanent Alterations for all purposes of this Lease.

(h) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

(i) Tenant shall not use or employ materials that are particularly or unreasonably susceptible to the growth of mold, particularly in areas where moisture accumulation is common.

13. MAINTENANCE AND REPAIRS OF PREMISES

(a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, (i) keep and maintain in good order and condition (normal wear and tear and damage from casualty or Condemnation excepted) the Premises, and repair and replace every part thereof, including glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers; interior lighting (including, without limitation, light bulbs and ballasts), the plumbing and electrical systems exclusively serving the Premises, all communications systems serving the Premises, Tenant’s signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and the roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises (excepting only those portions of the Buildings or the Project to be maintained by Landlord, as provided in Paragraph 13(b) below), (ii) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (iii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises and, except to the extent that Landlord notifies Tenant in writing of its intention to arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Buildings or the Project.

(b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided, however, that if Tenant installs additional air conditioning or other equipment on the roof that damages the roof coverings, Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Buildings, excluding the plumbing and electrical systems exclusively serving the Premises; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Buildings (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Buildings and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Buildings and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, subject to Paragraph 17 below. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

(c) Exterior Repairs by Landlord prior to Commencement Date. Prior to the Commencement Date, Landlord shall, at its sole cost and expense, (i) repair all cracks in the cement and all separations of the slabs for the walkways and the paths at the Project, and (ii) perform any necessary repairs to (as determined by Landlord in its reasonable and good faith judgment but including, without limitation, repairing the areas affected by uprooted trees and remedying drainage problems), reseal and restripe the entire Parking Areas. Tenant shall cooperate with Landlord and shall take such actions as may be reasonably requested by Landlord in order to allow Landlord’s to complete the foregoing work prior to the Commencement Date.

(d) Special Provisions regarding Crossman Building Elevator. Notwithstanding the terms of Paragraphs 13(a) and (b) above, Landlord shall be responsible for the repair and maintenance of the elevator serving the Crossman Building. Landlord’s obligation to so repair and maintain such elevator shall be subject to Paragraphs 21 and 22 below, and to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share of the cost and expense of such repair and maintenance. Notwithstanding the foregoing, Landlord shall be solely responsible (without reimbursement from Tenant) for any costs associated with the leakage of Hazardous Materials from the cylinder or other mechanical components of the elevator.

(e) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, pursuant to California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14. LANDLORD’S INSURANCE

Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance (collectively, “Casualty Insurance”) covering the Buildings (including the Tenant Improvements constructed therein pursuant to this Lease) and the Project for the full replacement cost thereof (excluding the land, foundations, footings and other elements that are not customarily covered by “full replacement cost” insurance). Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Buildings and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Buildings and the Project. Landlord, at Tenant’s cost, may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Buildings or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. Landlord shall have the right to maintain earthquake insurance on the Buildings and the Project, but shall not be required to carry such insurance unless Tenant agrees to pay Tenant’s Proportionate Share of the full cost thereof (without any limitation that might be available to Tenant under clause (B) of Paragraph 4(b)(ii) above). In the event Landlord carries earthquake insurance on the Buildings and the Project, such coverage shall be maintained under policies of insurance which are consistent in scope and coverage with the policies of earthquake insurance maintained by Landlord on other buildings owned by Landlord from time to time in the Greater San Francisco Bay Area/Silicon Valley. If Landlord decides to cancel or terminate its earthquake coverage on the Project, Landlord shall provide twenty (20) days’ advance notice to Tenant prior to the actual cancellation or termination date.

15. TENANT’S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance (including property damage) policy covering the Premises, insuring Tenant, and including Landlord, Landlord’s investment advisors and agents from time to time, including, without limitation, UBS and Landlord’s lenders (collectively, “Landlord Parties”) as additional insureds, against any liability arising out of the use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable, but Landlord shall not require increases above the insurance limits typically required from time to time by Institutional Owners of Comparable Properties (and, provided that the Premises is being used for R&D purposes similar to the uses for which other buildings then owned by Landlord in the Moffett Park area of Sunnyvale are then being occupied, Tenant shall not be required to carry commercial general liability insurance with coverage in excess of Seven Million Dollars ($7,000,000.00)). The foregoing bodily injury and property damage limits may be carried on a combined single limit basis and may be provided in a combination of primary coverage and umbrella or excess coverage. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Ten Thousand Dollars ($10,000.00). No policy shall be cancelable or subject to reduction of coverage below that required to be maintained hereunder without thirty (30) days’ prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:IX or better in Best’s Key Rating Guide.

(b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.

(c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect statutory worker’s compensation insurance and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

(d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification (if such modification would result in Tenant’s failure to maintain the insurance required hereunder) except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).

16. INDEMNIFICATION

(a) Of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agents or a breach of Landlord’s obligations under this Lease, Tenant shall indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (i) the use of the Premises, the Buildings or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Buildings or the Project, including any mold or Mold Conditions caused by the actions of Tenant or Tenant’s Agents, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises, the Buildings or the Project from any cause whatsoever (except that which is caused by the active negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure (provided that such written notice and cure period shall only be required if Tenant has actual knowledge of such failure)), or (B) loss resulting from business interruption or loss of income at the Premises. For purposes of this Paragraph 16(a), “active negligence” shall mean negligence resulting from the actual physical activities or actions of Landlord, as distinguished from “passive negligence” (i.e., negligence resulting from the failure of Landlord to act or to take an action which Landlord might have otherwise taken). By way of example only, if Landlord’s employees enter upon the Premises and, acting negligently, strike and physically injure an employee of Tenant, such negligence shall constitute “active negligence” hereunder. If, on the other hand, Landlord fails to take an action (such as the performance of a repair) which a reasonable landlord under similar circumstances should have taken, and if such failure is held to constitute negligence, then such negligence shall be deemed “passive negligence” hereunder. The obligations of Tenant under this Paragraph 16(a) shall survive any termination of this Lease.

(b) Of Tenant. Landlord shall indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (i) the gross negligence or willful misconduct of Landlord or Landlord’s Agents or from any breach or default in the terms of this Lease by Landlord (if such breach or default has persisted for an unreasonable period of time after written notice of such failure (provided that such written notice and cure period shall only be required if Tenant has actual knowledge of such failure)), and (ii) any action or proceeding brought on account of any matter in item (i). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16(b) shall survive any termination of this Lease.

(c) No Impairment of Insurance. The foregoing indemnities shall not relieve any insurance carrier of its rights or obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17. SUBROGATION

Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Buildings or the Project that is caused by or results from perils covered by property insurance carried by the respective parties or required to be carried under this Lease, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18. SIGNS

Tenant shall not place or permit to be placed in, upon, or about the Premises, the Buildings or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, or without complying with Landlord’s signage criteria, as the same may be reasonably modified by Landlord from time to time (the “Signage Criteria”), and with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Notwithstanding the foregoing, Tenant shall have the right to install (a) identification signage on the Crossman Building and the Java Building in locations reasonably approved by Landlord, and (b) monument signs on the grassy knoll at the intersections of Crossman Avenue and Java Drive and Crossman Avenue and Moffett Park Drive, subject in all instances to the review and approval of the City, the approval of Landlord, which approval shall not be unreasonably withheld, and compliance with the Signage Criteria and all applicable Laws. Tenant shall remove any sign (including, without limitation, the signs described in the immediately preceding sentence), advertisement or notice placed on the Premises, the Buildings or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Buildings or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Buildings or the Project at Tenant’s sole cost and expense.

19. FREE FROM LIENS

Tenant shall keep the Premises, the Buildings and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days after Tenant obtains knowledge of the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Buildings and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

20. ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon one (1) business day’s prior notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or, during the last two hundred seventy (270) days of the Term, tenants, or to alter, improve, maintain and repair the Premises or the Buildings as required or permitted by Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord or its agents or contractors); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” and, during the last two hundred seventy (270) days of the Term, “for lease,” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency.

21. DESTRUCTION AND DAMAGE

(a) If the Project or any portion thereof is damaged by fire or other perils covered by the insurance carried or required to be carried by Landlord pursuant to Paragraph 14 above (“Landlord’s Insurance”), Landlord shall, at Landlord’s option:

(i) (A) In the event of damage or destruction for which the insurance proceeds, when added to Landlord’s Contribution (as hereinafter defined), shall be sufficient to cover the cost to repair and restore the damaged portions of the Project (including the Tenant Improvements) and, if the damage thereto is such that the damaged portions of the Project (including the Tenant Improvements) may be substantially repaired or restored to their condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date (or such longer period as may be provided under Paragraph 21(a)(i)(B) below), Landlord shall, subject to the terms of Paragraph 21(e) below, commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days (or such longer period as may be provided under Paragraph 21(a)(i)(B) below) or if the insurance proceeds collected by Landlord (plus Landlord’s Contribution and any amounts Tenant may elect to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore in accordance with Paragraph 21(e) below, in which event this Lease shall continue in full force and effect, or not to repair or restore, in which event this Lease shall terminate. In either case, Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the damaged portions of the Project, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Project to Landlord, except that if the damage to the Project materially impairs Tenant’s ability to continue its business operations therein, then this Lease shall be deemed to have terminated as of the date such damage occurred. For purposes of calculating the insurance proceeds received by Landlord under this subparagraph (i), Landlord shall be deemed to have received, in addition to the proceeds actually received, an amount equal to the deductible under Landlord’s policy of Casualty Insurance which responds to the applicable loss. As used herein, “Landlord’s Contribution” means the sum of Five Hundred Thousand Dollars ($500,000.00), which amount Landlord agrees to contribute toward the repair and restoration of any damage to the Project to the extent that insurance proceeds are not available to cover the full costs thereof (subject to any obligations of Tenant hereunder).

(B) Notwithstanding anything in Paragraph 21(a)(i)(A) above to the contrary, in the event of damage or destruction for which the repair and restoration cannot be completed within two hundred seventy (270) days after the Casualty Discovery Date (but for which the insurance proceeds, when added to Landlord’s Contribution, shall be sufficient to cover the cost to repair and restore the damaged portions of the Project (including the Tenant Improvements)), Landlord shall not terminate this Lease, provided that Landlord’s rent-loss insurance proceeds, together with any additional amount Tenant elects to contribute, are sufficient to pay to Landlord the full Rent otherwise due under this Lease from the two hundred seventy-first (271st) day until the day the repair and restoration has been substantially completed. If Landlord reasonably determines that the repair and restoration shall require longer than two hundred seventy (270) days to complete, then Landlord shall not be required to commence such work unless Tenant agrees in writing, within ten (10) days after request from Landlord, to pay the Rent due under this Lease from the two hundred seventy-first (271st) day until the repair and restoration has been substantially completed (less any proceeds Landlord collects under its rent-loss insurance policy attributable to such period).

(ii) Notwithstanding anything to the contrary contained in this Paragraph 21(a), in the event of damage to a Building occurring during the last twelve (12) months of the Term (including a Renewal Term, if Tenant has previously validly exercised the respective Renewal Option), Landlord may elect to terminate this Lease with respect to such Building by written notice of such election given to Tenant within thirty (30) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease prior to the valid exercise by Tenant of a Renewal Option, Tenant may void Landlord’s election by exercising, within ten (10) days after receipt of written notice of Landlord’s election to terminate, any then-exercisable Renewal Option. In the event Landlord elects to terminate this Lease, and if Tenant does not void such election in accordance with the immediately preceding sentence, then this Lease shall be deemed to have terminated with respect to such Building as of the date on which Tenant surrenders possession of the Building to Landlord, except that if the damage to the Building materially impairs Tenant’s ability to continue its business operations in the Building, then this Lease shall be deemed to have terminated with respect to such Building as of the date such damage occurred. If Landlord does not elect to terminate this Lease with respect to such Building, then this Lease shall continue in full force and effect and Landlord shall have the right, but not the obligation, to repair such damage and to restore the Building (subject to the terms of Paragraph 21(e) below). In either case, Rent shall abate hereunder with respect to the affected portion or portions of the Building to the extent set forth in Paragraph 21(d) below.

(b) If the Project or any portion thereof is damaged by any peril not covered by Landlord’s insurance, and the cost to repair such damage exceeds Landlord’s Contribution and the amount, if any, Tenant may elect to contribute, Landlord may elect either to commence promptly to repair and restore the Project and prosecute the same diligently to completion (subject to the terms of Paragraph 21(e) below), in which event this Lease shall remain in full force and effect; or not to repair or restore the damaged portions of the Project, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the damaged portions of the Project, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Project to Landlord, except that if the damage to the Project materially impairs Tenant’s ability to continue its business operations therein, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c) If the Project or any portion thereof is damaged by fire or other perils, and if the repair and restoration cannot be completed within two hundred seventy (270) days after the Casualty Discovery Date, then Tenant may elect to terminate this Lease by written notice of such election given to Landlord within thirty (30) days after the Casualty Discovery Date. In such event, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Project to Landlord, except that if the damage to the Project materially impairs Tenant’s ability to continue its business operations therein, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(d) In the event Landlord elects to repair and restore the damaged portions of the Project following a casualty event, then subject to Paragraph 21(a)(i)(B) above, the monthly installments of Rent shall be abated proportionately in the ratio which Tenant’s use of the Project is impaired from the Casualty Discovery Date and continuing during the period of such repair or restoration. Except as expressly provided in the immediately preceding sentence with respect to abatement of Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, any Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, any Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(e) (i) Notwithstanding anything in this Paragraph 21 to the contrary, including, without limitation, any provisions describing the scope of Landlord’s repair and restoration obligations following a casualty event, if Landlord is obligated to or elects to repair or restore as herein provided, then subject to subparagraph (e) below, Landlord shall repair or restore the Premises to the condition existing on the Delivery Date or to such other condition as shall be reasonably acceptable to Landlord and Tenant, and Landlord shall additionally repair and restore any Tenant Improvements constructed by Tenant pursuant to Exhibit B hereto; and Tenant shall promptly repair and restore, at Tenant’s expense, all Alterations made by Tenant to the Premises, or, alternatively, Tenant shall construct such interior improvements in the affected Buildings as may be reasonably approved by Landlord. Such new interior improvements constructed by Tenant shall be deemed “Alterations” for all purposes of this Lease and shall be constructed in accordance with Paragraph 12 above. In the event Tenant is required to repair and restore as provided herein, then Landlord shall make the actual proceeds of Landlord’s Casualty Insurance policy (net of expenses incurred in recovering such proceeds) available to Tenant to pay the costs of such repair and restoration to the extent such proceeds are attributable, in Landlord’s good-faith determination, to any Alterations made by Tenant to the Premises or, alternatively, Landlord shall allow Tenant to adjust the loss directly with Landlord’s insurance carrier.

(ii) (A) In completing any restoration of the Project, Landlord shall have the right, if it so elects, to design and complete such restoration in a manner that maximizes the development potential of the Project. By way of example only, if a Building is damaged or destroyed and Landlord rebuilds such Building, Landlord shall have the right to expand the size of such Building or to otherwise design such Building in a manner so as to take advantage of the maximum allowable floor-area-ratio (“FAR”) of the Land; provided, however, that Tenant shall not be required to lease or occupy a greater square footage than that leased by Tenant prior to the casualty event; and provided, further, that Tenant’s Proportionate Share shall be equitably adjusted to reflect the increase in the square footage of the Building. Subject to the foregoing, the redesign of the Project (including, without limitation, the number and layout of the Buildings and the square footage thereof) shall be determined by Landlord in its sole and absolute discretion.

(B) In the event Landlord elects to expand the rentable area of the Project following a casualty event as contemplated under Paragraph 21(e)(ii)(A) above, and if, prior to the casualty event, Tenant has exercised the Right of First Refusal and is leasing the Moffett

Park Building, then during the Term, Landlord shall not allow any portion of the Project not leased by Tenant to be occupied by a third-party without the consent of Tenant, which consent may be given or withheld in Tenant’s sole and absolute discretion and for any reason or no reason at all.

(f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

22. CONDEMNATION

(a) If twenty-five percent (25%) or more of either the Premises, the Buildings or the Project or the Parking Areas is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises or the parking spaces in the Parking Areas are taken, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party; provided, however, that Tenant shall have no right to terminate this Lease on account of the taking of parking spaces if the remaining parking spaces in the Parking Areas available for Tenant’s use are reasonably sufficient for the conduct of Tenant’s business at the Premises or if Landlord obtains alternate parking spaces for Tenant reasonably proximate to the Project. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent or a breach of Landlord’s obligations under this Paragraph 22, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Buildings or the Project or the Parking Areas following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Buildings, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Buildings or the Project or the Parking Areas, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses, the value of Tenant’s Property and the unamortized value of the Tenant Improvements and any Alterations, each to the extent paid for by Tenant.

23. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily or by operation of law, (i) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, or (ii) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that if Tenant is in default under this Lease, Landlord may condition such consent on the curing of such default.

(b) When Tenant desires to enter into an assignment or a sublease, it shall provide written notice to Landlord of such intention (a “Preliminary Transfer Notice”). The Preliminary Transfer Notice shall describe the portion of the Premises Tenant desires to sublease (if the desired transaction is a sublease), the proposed term of the assignment or sublease and the desired commencement date of the proposed assignment or sublease (which shall not be later than two hundred ten (210) days after the date of the Preliminary Transfer Notice). Landlord shall have the option, to be exercised by written notice to Tenant (“Landlord’s Election Notice”) within thirty (30) days of receipt of such Preliminary Transfer Notice, to (i) terminate this Lease (either in its entirety or as to the portion of the Premises proposed to be sublet, all to the extent provided under Paragraph 23(f) below) as of the date stated in the Preliminary Transfer Notice, or (ii) provisionally consent to an assignment or a subtenant by Tenant, subject, however, to the prior written approval of the proposed assignee or sublessee by Landlord in accordance with Paragraph 23(c) below. If Landlord fails to deliver a Landlord’s Election Notice to Tenant within the aforesaid thirty (30) day period, Landlord shall be deemed to have waived its right to terminate this Lease and to have elected instead to proceed under the foregoing clause (ii). In the event Landlord elects to terminate this Lease as provided in the foregoing clause (i), then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant (if such a party has been previously identified) and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(c) If Landlord provisionally consents (or is deemed to have provisionally consented) to an assignment or sublease in accordance with clause (ii) of Paragraph 23(b) above, Tenant shall thereafter have the right, for a period of one hundred eighty (180) days after receipt of Landlord’s Election Notice (or, if Landlord fails to deliver a Landlord’s Election Notice, after the expiration of the 30-day period referenced above), to procure an assignee or a subtenant. If Tenant fails to procure an assignee or subtenant within such 180-day period, Tenant shall again be required to deliver a Preliminary Transfer Notice to Landlord, and the terms of Paragraph 23(b) above shall again apply. If Tenant procures an assignee or sublessee within the aforesaid 180-day period, Tenant shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide (1) a fully completed Hazardous Materials Disclosure Certificate for such assignee or subtenant in the form of Exhibit F hereto, and (2) current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with GAAP. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to consent to the proposed assignment or sublease or refuse its consent to the proposed assignment or sublease, provided that such consent shall not be unreasonably withheld (but if Tenant is in default under this Lease, Landlord may condition such consent on the curing of such default). Notwithstanding the foregoing, if for any reason whatsoever Tenant delivers the foregoing information to Landlord without having previously provided Landlord with a Preliminary Transfer Notice, then Landlord shall have the additional right to terminate this Lease (either in its entirety or as to the portion of the Premises proposed to be sublet, all to the extent provided under Paragraph 23(f) below) as of the commencement date of the proposed assignment or sublease. If Landlord elects to terminate this Lease, then Landlord shall have the additional rights described in the last sentence of Paragraph 23(b) above.

(d) Without otherwise limiting the criteria upon which Landlord may consider in its decision to provide or withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in buildings then owned by Landlord in the Moffett Park area of Sunnyvale; (ii) whether the use to be made of the Premises by the proposed subtenant or assignee would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes an unreasonable load upon the Premises and the Buildings and Project services then imposed by Tenant; (iii) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant; and (iv) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved.

(e) Notwithstanding anything to the contrary contained in Paragraph 23(a) above, Tenant may, with notice to but without Landlord’s prior written consent, sublet the Premises or assign this Lease to a Tenant Affiliate. As used herein, “Tenant Affiliate” means (i) an entity controlling, controlled by or under common control with Tenant, (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (iii) a purchaser of substantially all of Tenant’s assets located in the Premises; and a party shall be deemed to “control” another party for purposes of the definition contained in the aforesaid clause (i) only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party.

(f) Notwithstanding the terms of Paragraphs 23(b) or 23(c) above, Landlord’s right to terminate this Lease under clause (i) of said Paragraph 23(b) or under said Paragraph 23(c) shall be limited as provided below:

(i) In the event Tenant proposes to enter into one or more Limited Subleases (as hereafter defined), then Landlord shall not have the right to terminate this Lease under clause (i) of Paragraph 23(b) or under Paragraph 23(c); as used herein, “Limited Subleases” means, collectively, subleases (A) affecting, in the aggregate, a portion of the rentable area of the Buildings not exceeding the Designated Area, and (B) each with a term (including all potential renewal and extension options) (1) not exceeding five (5) years, and (2) expiring at least two (2) years prior to the scheduled Expiration Date, and “Designated Area” means the square footage of the Java Building;

(ii) If Tenant proposes to enter into a sublease that does not qualify as a Limited Sublease, then subject to subparagraph (iii) below, Landlord shall have the right to terminate this Lease as provided in clause (i) of Paragraph 23(b) or Paragraph 23(c), as applicable, but only as to the actual portion of the Premises proposed to be sublet; and

(iii) If Tenant proposes either (A) to assign this Lease, or (B) to enter into a sublease that does not qualify as a Limited Sublease, and if, in the case of a sublease, such proposed sublease, when aggregated with all other subleases in effect at any time during the term of such proposed sublease, affects more than fifty percent (50%) of the rentable area of the Premises, then, in either of the foregoing cases, Landlord shall have the right under clause (i) of Paragraph 23(b) or under Paragraph 23(c), as applicable, to terminate this Lease in its entirety.

Notwithstanding the terms of subparagraphs (i) through (iii) above, if Tenant shall hereafter lease the Moffett Park Building from Landlord in accordance with Paragraph 52 below, then Landlord shall have the right to terminate this Lease under clause (i) of Paragraph 23(b) or under Paragraph 23(c), as applicable, only if Tenant desires to assign this Lease or to enter into one or more subleases affecting the entire Premises for the then-remaining term of this Lease.

(g) Specifically excluding an assignment or sublease to a Tenant Affiliate, if Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (i) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (ii) the rent and any additional rent payable by the assignee or sublessee to Tenant, less (x) reasonable legal fees, (y) reasonable and customary market-based leasing commissions, and (z) the reasonable cost of any Alterations required to be made to the Premises by Tenant to improve the subleased space for a subtenant, all to the extent actually incurred by Tenant in connection with the applicable transaction, which fees, commissions and Alterations costs shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease, together with interest at the same per annum rate Landlord uses in the amortization of capital expenses under Paragraph 4(b) of this Lease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent (which consent shall not be unreasonably withheld), and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease beyond applicable notice and cure periods with respect to the payment of Rent. In the event that, after the giving of such notice of default, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(h) Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(i) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel, not to exceed two thousand dollars ($2,000.00) per request for consent), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(j) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24. TENANT’S DEFAULT

The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a) The abandonment of the Premises by Tenant or any vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse unless, within five (5) days after the lapse of such policy, Tenant obtains a replacement insurance policy providing coverage equivalent to that provided by the lapsed policy and otherwise reasonably satisfactory to Landlord in form and substance. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(b) Failure to pay any installment of Rent or other monies due hereunder, said failure continuing for a period of five (5) days after written notice that the same is due;

(c) A general assignment by Tenant for the benefit of creditors;

(d) The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(f) The failure by Tenant to maintain its legal existence;

(g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 31 or 32 or 43, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 41, where such failure continues for five (5) days after written notice to Tenant of such failure;

(h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i) Failure of Tenant to provide the Letter of Credit to Landlord on or before October 5, 2003 or, thereafter, to restore the Letter of Credit to the amount and within the time period provided in Paragraph 7 above;

(j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion;

(k) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease, where such failure is not cured within five (5) days of written notice thereof from Landlord to Tenant; and

(l) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within thirty (30) days after the date Tenant obtains knowledge that such lien or encumbrance has been filed or recorded against the Project or any part thereof.

Tenant agrees that any written notice of default given by Landlord pursuant to this Paragraph 24 shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, provided that such notice is served in accordance with California Code of Civil Procedure Section 1162, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25. LANDLORD’S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Buildings or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; and (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; plus

(v) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(vi) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(i) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(ii) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(d) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

26. LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the preservation of the rights and interests or safety of other tenants of the Buildings or the Project.

(c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

27. TENANT’S RIGHT TO PERFORM LANDLORD’S OBLIGATIONS

In the event that Landlord fails to perform a material obligation of Landlord under this Lease, Tenant shall provide written notice of such failure to Landlord. Landlord shall have thirty (30) days after receipt of such notice to cure such failure (or, if Landlord can not reasonably cure such failure within such thirty (30) day period, such additional time as Landlord reasonably requires to cure the same). If Landlord fails to cure such failure within the aforesaid thirty (30) day (or, if applicable, longer) period, and if such failure on the part of Landlord results in a material interference with Tenant’s ability to conduct its business operations in the Premises, then Tenant shall have the right to take such actions as may be reasonably required to cure such failure. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in effectuating a cure in accordance with this Paragraph 27. In the event Tenant performs an action under this Paragraph 27, then Tenant shall hold harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ acts, including, without limitation, any costs incurred in repairing or replacing any defective or faulty construction performed by Tenant or Tenant’s Agents.

28. ATTORNEYS’ FEES

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b) Without limiting the generality of Paragraph 28(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent past due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

29. TAXES

Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant or any of Tenant’s Property is assessed and taxed with the Project or any Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

30. EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Buildings or the Project containing the Premises, so that, in the event of any sale of the Buildings or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Buildings or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

31. TENANT’S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 31 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided and the notice and cure period described in Paragraph 24(g) above shall have elapsed, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

32. SUBORDINATION

This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Buildings or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages which may now or hereafter affect the Buildings, the Project or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge and deliver any such instrument within ten (10) business days after request therefore and the notice and cure period described in Paragraph 24(g) above shall have elapsed, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. Without limiting the foregoing, Tenant’s failure to execute, acknowledge and deliver such instrument within the notice and cure period described in Paragraph 24(g) above shall constitute a Default hereunder. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or its predecessor in interest).

Notwithstanding anything to the contrary in this Lease, this Lease shall not be subject or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant’s rights hereunder. Landlord represents and warrants that, as of the date of this Lease, there are no Superior Leases or Superior Mortgages or deeds of trust encumbering Landlord’s title to the Premises or the Project.

33. ENVIRONMENTAL COVENANTS

(a) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit F and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date, and at such other times as shall be required under Paragraph 33(b) below, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit F or in such updated format as Landlord may require from time to time.

(b) Tenant’s right to manufacture, treat, use or store Hazardous Materials on or about the Premises that were not listed on, or that are in addition to the quantities described in, the Initial Disclosure Certificate (each, a “New Hazardous Material”) shall be subject to the following terms and conditions:

(i) For so long as Kyphon Inc. (and specifically excluding any assignee or sublessee of Kyphon Inc.) is in possession of the Premises and is using the Premises for Customary R&D Uses, the following terms and conditions shall apply:

(A) If Tenant intends to manufacture, treat, use or store twenty (20) gallons or more of a New Hazardous Material on or about the Premises, or a lesser quantity of a New Hazardous Material that is not generally used in connection with R&D uses in buildings then owned by Landlord in the Moffett Park area of Sunnyvale, then Tenant shall deliver an Updated Disclosure Certificate to Landlord describing Tenant’s anticipated use of such New Hazardous Material. Landlord shall have the right to approve or disapprove such New Hazardous Materials in its reasonable discretion; provided, however, that Landlord shall not unreasonably withhold its approval of the use by Tenant of a New Hazardous Material that is necessary for the conduct of Tenant’s business operations in the Premises, provided that Tenant takes such measures as may be recommended by Landlord’s environmental consultants (the “Environmental Consultants”) from time to time to prevent the potential spill or release of such New Hazardous Material (the “Handling Recommendations”). Landlord shall only impose Handling Recommendations where the nature of the particular New Hazardous Material reasonably justifies the Handling Recommendation, as advised by the Environmental Consultants.

(B) If Tenant intends to manufacture, treat, use or store on or about the Premises less than twenty (20) gallons of a New Hazardous Material that is generally used in connection with R&D uses in buildings then owned by Landlord in the Moffett Park area of Sunnyvale, then Tenant shall have the right to commence the manufacture, treatment, use or storage of such New Hazardous Material without first submitting an Updated Disclosure Certificate to Landlord, but Tenant shall describe such New Hazardous Material on the next Updated Disclosure Certificate delivered to Landlord hereunder. Landlord shall thereafter have the right to approve or disapprove such New Hazardous Materials in its reasonable discretion; provided, however, that Landlord shall not unreasonably withhold its approval of the use by Tenant of a New Hazardous Material that is necessary for the conduct of Tenant’s business operations in the Premises, provided that Tenant follows the Handling Recommendations with respect thereto. Tenant shall promptly cease the use of any New Hazardous Material disapproved by Landlord under this subparagraph (B) or, if Landlord approves the same subject to certain Handling Recommendations, Tenant shall promptly follow such Handling Recommendations.

(ii) In the event Kyphon Inc. shall hereafter use the Premises for a use that is not a Customary R&D Use, and if Kyphon Inc. intends to manufacture, treat, use or store a New Hazardous Material on or about the Premises, then prior to the commencement of such manufacture, treatment, use or storage, Kyphon Inc. shall deliver an Updated Disclosure Certificate to Landlord describing Kyphon Inc.’s anticipated use of such New Hazardous Material. Landlord shall have the right to approve or disapprove such New Hazardous Materials in its reasonable discretion; provided, however, that Landlord shall not unreasonably withhold its approval of the use by Kyphon Inc. of a New Hazardous Material that is necessary for the conduct of Kyphon Inc.’s business operations in the Premises, provided that Kyphon Inc. follows the Handling Recommendations. Nothing contained in this Paragraph 33(b)(ii) shall be construed to permit Tenant to use the Premises for other than a Permitted Use without the prior consent of Landlord in accordance with Paragraph 9(a) above.

(iii) In the event Kyphon Inc. assigns this Lease, and if the assignee intends to manufacture, treat, use or store a New Hazardous Material on or about the Premises, then prior to the commencement of such manufacture, treatment, use or storage, the assignee shall deliver an Updated Disclosure Certificate to Landlord describing the assignee’s anticipated use of such New Hazardous Material. Landlord shall have the right to approve or disapprove such New Hazardous Materials in its reasonable discretion; provided, however, that Landlord shall not unreasonably withhold its approval of the use by the assignee of a New Hazardous Material that is necessary for the conduct of the assignee’s business operations in the Premises, provided that the assignee follows the Handling Recommendations.

(iv) In the event Kyphon Inc. subleases all or a portion of the Premises, the terms of Paragraph 33(b)(i) above shall continue to apply to Kyphon Inc. (with respect to the portion of the Premises, if any, occupied from time to time by Kyphon Inc. for Customary R&D Uses) and to the sublessee, so long as the sublessee occupies the Premises for Customary R&D Uses (with all references in Paragraph 33(b)(i) to “Kyphon Inc.” and “Tenant” being deemed to refer to the sublessee). If the sublessee desires to use the Premises for a use that is not a Customary R&D Use, then the terms of Paragraph 33(b)(ii) above shall apply (and all references to “Kyphon Inc.” and “Tenant” therein shall be deemed to refer to the sublessee). Nothing contained in this Paragraph 33(b)(iv) shall be construed to permit Tenant or any sublessee to use the Premises for other than a Permitted Use without the prior consent of Landlord in accordance with Paragraph 9(a) above.

(c) As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCBs); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise.

(d) As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

(e) Tenant agrees that during its use and occupancy of the Premises it will: (i) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s or its subtenants’ businesses or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Buildings or the Project; (ii) comply with all Environmental Laws relating to the use of Hazardous Materials on or about the Premises by Tenant or Tenant’s Agents and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (iii) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Buildings or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 33.

(f) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Buildings or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with: (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Buildings or the Project.

(g) Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease; provided, however, that Landlord shall use reasonable efforts in minimizing disruption to Tenant’s business operations in the Premises in scheduling and conducting any such inspections. Such inspections shall be at Landlord’s sole cost and expense; provided, however, that in the event (i) such inspections reveal the presence of any such Hazardous Material released (or the condition of which has been exacerbated) by Tenant or Tenant’s Agents in violation of the requirements of this Lease or of any Environmental Laws, or (ii) Tenant or its Agents contribute or knowingly consent to the presence of any Hazardous Materials in violation of any Environmental Laws in, on, under, through or about the Premises, the Buildings or the Project or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Buildings or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(h) Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials released (or the condition of which has been exacerbated) by Tenant or Tenant’s Agents in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials released (or the condition of which has been exacerbated) by Tenant or Tenant’s Agents in violation of Tenant’s obligations under this Lease or under any Environmental Laws. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 33 shall be payable by Tenant upon demand, except that, if Landlord takes actions with respect to Hazardous Materials contamination which has been exacerbated (as opposed to originally caused or created) by Tenant or Tenant’s Agents, then Tenant shall be responsible for the costs of the actions taken with respect to or to the extent of such exacerbated conditions (but not the costs of remediating the original contamination not caused or created by Tenant or Tenant’s Agents).

(i) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and, with respect to any contamination or other conditions resulting from the actions of Tenant or Tenant’s Agents, in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Buildings or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals required by Laws and related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 33 shall survive the expiration or earlier termination of this Lease. If, at the expiration or earlier termination of this Lease, it is reasonably determined by Landlord that Hazardous Materials released by Tenant or Tenant’s Agents exist in the Premises in violation of Environmental Laws or Tenant has otherwise failed to comply with its obligations under this Paragraph 33, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord free of such Hazardous Materials and otherwise in compliance with Tenant’s obligations hereunder. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 36 of this Lease.

(j) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 33. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(k) Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and reasonable moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense keep and maintain the Premises in accordance with reasonable Mold Prevention Practices and acknowledges that such reasonable Mold Prevention Practices are integral to its obligations under the Lease.

(l) Tenant, at its sole cost and expense, shall:

(i) Reasonably monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and

(ii) Immediately notify Landlord in writing if it observes, suspects, has reason to believe mold or Mold Conditions exist at the Premises.

(m) In the event of suspected mold or Mold Conditions at the Premises, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises.

(n) Tenant hereby releases and relieves Landlord from any and all liability for bodily injury or damage to property and hereby waives any and all claims against Landlord related to or allegedly caused by or associated with any mold and Mold Conditions in or on the Premises.

(o) Notwithstanding anything to the contrary contained in Paragraphs 33(a) through 33(n) above, Tenant shall not be responsible for the inspection, cleanup or remediation of, and shall not be required to indemnify Landlord against any costs or liabilities attributable to, any Hazardous Materials existing on or about the Premises prior to the date of this Lease or otherwise not released by Tenant or its Agents (the “Non-Tenant Hazardous Materials”), except to the extent that the contamination caused by such Non-Tenant Hazardous Materials has been exacerbated by Tenant or Tenant’s Agents or by Tenant’s failure to perform its obligations under this Paragraph 33. As between Landlord and Tenant, Landlord shall be responsible for the cleanup or remediation of any Non-Tenant Hazardous Materials, except to the extent that the contamination caused by such Non-Tenant Hazardous Materials has been exacerbated by Tenant or Tenant’s Agents or by Tenant’s failure to perform its obligations under this Paragraph 33; provided, however, that Landlord shall not be required to undertake any cleanup or remedial actions unless Landlord is ordered to do so by governmental authorities or a court of competent jurisdiction (Landlord hereby specifically reserving the right to negotiate the timing and scope of any such cleanup or remedial actions); and provided, further, that Landlord expressly reserves all rights (including, without limitation, all rights of contribution) against third parties responsible, directly or indirectly, for any such Non-Tenant Hazardous Materials.

(p) If at any time during the Term it is determined that the Project is contaminated by Hazardous Materials which existed thereon prior to the date of this Lease (and specifically excluding any contamination which has been exacerbated by Tenant or Tenant’s Agents), and if, as a result thereof, Tenant is precluded from occupying the Premises for a period in excess of seven (7) consecutive business days, Tenant shall be entitled to an abatement of Base Rent commencing on the eighth (8th) day thereof and continuing until Tenant is able to occupy the Premises, but only to the extent Landlord collects proceeds under its policy of rent-loss insurance (and then to the extent of Tenant’s Proportionate Share of such proceeds).

(q) The provisions of this Paragraph 33 shall survive the expiration or earlier termination of this Lease.

34. NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) business day following deposit in the United States mail in the manner described above.

35. WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provisions of this Lease.

36. HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the greater of (i) the fair market rental value for the Premises as determined by Landlord, or (ii) the Base Rent last due in this Lease, plus in either case Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 33(i), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual reasonable attorneys’ fees and costs.

37. SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

38. TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

39. BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Provided that this Lease is fully executed by the parties hereto, then Landlord shall pay leasing commissions to Landlord’s Broker and Tenant’s Broker in accordance with separate written agreements between Landlord and the Brokers.

40. LIMITATION OF LIABILITY

Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Project of the then current Landlord, including any rental proceeds therefrom, insurance proceeds therefrom and sale proceeds thereof. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 40 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

41. FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with GAAP. Notwithstanding the foregoing, provided that Tenant is a public company, Tenant shall only be required to deliver to Landlord the financial statements and other information which Tenant delivers to the SEC or which is otherwise publicly available. Landlord shall keep Tenant’s financial statements confidential, except that (i) Landlord shall have the right to disclose such statements to prospective purchasers and lenders and to Landlord’s partners, property managers, consultants and advisors, including accountants and attorneys, and otherwise as required by law or legal process, and (ii) Landlord shall have no obligation to maintain the confidentiality of any financial statements or other information which has been delivered to the SEC or is otherwise in the public domain.

42. RULES AND REGULATIONS

Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Buildings and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit D. Landlord shall not apply such rules and regulations in a discriminatory manner.

43. MORTGAGEE PROTECTION

(a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not adversely affect Tenant’s rights or in any way increase Tenant’s obligations under this Lease.

(b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that the Holder shall have the same period to cure such default as Landlord has under this Lease.

44. PARKING

(a) Provided that Tenant shall not then be in Default under the terms and conditions of the Lease; and provided, further, that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of standard size passenger automobiles the number of exclusive and designated and non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas. Landlord shall not be required to enforce Tenant’s right to use such parking spaces, but shall use reasonable efforts to resolve disputes regarding parking. The number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. Tenant’s license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time.

(b) Each automobile shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Subject to Paragraph 16(b) above, neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder separate from the leasehold interest hereunder and, in the event an attempted assignment is made, it shall be void.

(c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively the “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Tenant hereby covenants and agrees to cause its Visitors to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitor’s parking as may be in existence from time to time.

(d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay its proportionate share of such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

45. ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

46. INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

47. CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

48. REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

(a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(b) Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

49. REPRESENTATIONS AND WARRANTIES OF LANDLORD

Landlord hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

(a) Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity.

(b) Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.

(c) This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

50. SECURITY

(a) Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Buildings or the Project, Landlord is not providing any security services with respect to the Premises, the Buildings or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Buildings or the Project.

(b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their reasonable discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Buildings or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Buildings or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

51. OPTIONS TO RENEW

(a) Tenant shall have two (2) options (the “First Renewal Option,” the “Second Renewal Option,” and, collectively, the “Renewal Options”) to extend the Term for consecutive periods of five (5) years each beyond the Expiration Date (the “First Renewal Term,” the “Second Renewal Term,” and, collectively, the “Renewal Terms”). The Renewal Options shall be effective only if

Tenant is not in Default under this Lease, either at the time of exercise of the applicable Renewal Option or the time of commencement of the respective Renewal Term. The Second Renewal Option shall be effective only if Tenant has previously exercised the First Renewal Option. The Renewal Options may be exercised by Kyphon Inc. or by any party to whom Kyphon Inc. has assigned this Lease, but not by any sublessee. The Renewal Options may be exercised by Tenant even if Tenant is subleasing all or a portion of the Premises. The Renewal Options must be exercised, if at all, by written notice (each, an “Election Notice”) from Tenant to Landlord given not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Term or the First Renewal Term, as applicable (except that the First Renewal Option shall also be exercisable during the period that Tenant is entitled to exercise the Right of First Refusal, to the extent provided in Paragraph 52(b) below). Any such Election Notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise either Renewal Option in a timely manner as provided above, such Renewal Option shall be void (time being of the essence) and this Lease shall automatically terminate on the Expiration Date or the expiration of the First Renewal Term, as applicable, without the necessity of notice from either party to the other. The Renewal Terms shall be upon the same terms and conditions as the initial Term, except that (i) the Base Rent during each Renewal Term (the “Renewal Rate”) shall be equal to one hundred percent (100%) of the prevailing market rate for space in similarly situated buildings in Sunnyvale, California taking into account the Premises’ location, condition, quality and type at the commencement of the respective Renewal Term (the “Prevailing Rate”), (ii) no further Renewal Option shall be available to Tenant at the expiration of the Second Renewal Term, (iii) no Right of First Refusal (as hereinafter defined) or Termination Option shall be available to Tenant during the Renewal Terms, and (iv) the restrictions on the development of the Undeveloped Area (as hereinafter defined) contained in Paragraph 55 below shall not be applicable during the Renewal Terms. As used herein, the term “prevailing market rate” shall mean the base annual rental for such comparable space, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space. The Prevailing Rate shall be determined in accordance with Paragraph 51(b) below.

(b) Within thirty (30) days after Landlord’s receipt of an Election Notice or as soon thereafter as is reasonably practicable, Landlord shall notify Tenant in writing (the “Renewal Rate Notice”) of the Renewal Rate for the respective Renewal Term. Tenant shall have fifteen (15) days (the “Response Period”) after receipt of the Renewal Rate Notice to advise Landlord whether or not Tenant agrees with Landlord’s determination of the Renewal Rate for such Renewal Term. If Tenant does not respond to Landlord in writing within the Response Period, then Tenant shall be deemed to have accepted the Renewal Rate specified by Landlord in the Renewal Rate Notice. If Tenant agrees or is deemed to have agreed with Landlord’s determination of the Renewal Rate, then such determination shall be final and binding on the parties. If Tenant notifies Landlord in writing during the Response Period that Tenant disagrees with Landlord’s determination of the Renewal Rate, then within fifteen (15) days after Landlord’s receipt of Tenant’s written notice, Landlord and Tenant shall each retain a licensed commercial real estate broker with at least ten (10) years’ experience negotiating commercial lease transactions in Sunnyvale, California. If only one broker is appointed by the parties during such fifteen (15) day period, then such broker shall, within twenty (20) days after his or her appointment, determine the Prevailing Rate and the Renewal Rate for such Renewal Term shall equal such Prevailing Rate. If Landlord and Tenant each appoint a broker during such fifteen (15) day period as contemplated hereunder, then the brokers shall meet at least two (2) times during the thirty (30) day period commencing on the date on which the last of the brokers has been appointed (the “Broker Negotiation Period”) to attempt to mutually agree upon the Prevailing Rate. If the brokers agree upon the Prevailing Rate on or before the expiration of the Broker Negotiation Period, then the Prevailing Rate so determined by the brokers shall be final and binding on the parties and the Renewal Rate for such Renewal Term shall equal such Prevailing Rate. If the brokers cannot agree upon the Prevailing Rate at the expiration of the Broker Negotiation Period, but if the determinations of such brokers differ by less than five percent (5%) of the higher of the two, the Prevailing Rate (and the Renewal Rate for such Renewal Term) shall be the average of the two determinations. Such determination shall be final and binding upon the parties. In the event such determinations differ by more than five percent (5%) of the higher of the two, then such brokers shall within twenty (20) days designate a third broker, who shall have the same qualifications required for the initial two brokers and shall be a disinterested party with no prior relationship with either Landlord or Tenant. If the two brokers fail to agree upon and appoint a third broker, then the third broker shall be appointed by J.A.M.S./ENDISPUTE. The third broker shall, within twenty (20) days after his or her appointment, make a determination of the Prevailing Rate. The determinations of Prevailing Rate prepared by all three (3) brokers shall be compared and the Prevailing Rate (and the Renewal Rate for such Renewal Term) shall be the average of the two closest determinations. Such determination shall be final and binding upon the parties. Landlord and Tenant shall each bear the expense of the broker selected by it and shall share equally the expense of the third broker, if any. Promptly following the determination of a Renewal Rate pursuant to this Paragraph 51(b), the parties shall execute an amendment to this Lease memorializing such Renewal Rate.

52. RIGHT OF FIRST REFUSAL

(a) Subject to the terms of this Paragraph 52, Tenant shall have an ongoing right of first refusal (the “Right of First Refusal”) during the initial Term to lease space in the building located within the Project and commonly known as 441 Moffett Park Drive (the “Moffett Park Building”). The Moffett Park Building has the address and contains the square footage specified in the Basic Lease Information. The location and approximate dimensions of the Moffett Park Building are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. The Right of First Refusal is personal to Kyphon Inc. and may not be exercised by any sublessee or assignee, or by any other successor or assign, of Kyphon Inc., other than a Tenant Affiliate to whom Tenant has assigned this Lease pursuant to Paragraph 23(e) above. The Right of First Refusal shall be effective only if Tenant is not in Default under this Lease either at the time of the applicable exercise of the Right of First Refusal or on the applicable First Refusal Commencement Date (as hereinafter defined).

(b) In the event that Landlord receives a bona fide offer from a third party (an “Offer”) to lease all or a portion of the Moffett Park Building (the space that is the subject of such Offer being herein referred to as the “First Refusal Space”), Landlord shall notify Tenant in writing of the availability of the First Refusal Space (each such written notice being herein referred to as a “First Refusal Space Availability Notice”). Tenant shall thereafter have the right to lease such First Refusal Space on the terms and conditions contained in this Lease and applicable to the balance of the Premises (except as hereinafter described in this Paragraph 52(b)) by written notice (a “First Refusal Acceptance Notice”) to Landlord given not later than five (5) business days after

Tenant’s receipt of the First Refusal Space Availability Notice. Notwithstanding the foregoing, if the First Refusal Commencement Date (as hereinafter defined) would occur after the seventy-eighth (78th) month of the Term, then as a condition to exercising the Right of First Refusal, Tenant must concurrently exercise the First Renewal Option (and, for this purpose, the First Renewal Option shall be exercisable by Tenant during the period that Tenant is entitled to exercise the Right of First Refusal under this Paragraph 52(b)). If Tenant fails to deliver a First Refusal Acceptance Notice to Landlord on a timely basis as provided in this Paragraph 52(b) or, if applicable, if Tenant fails to concurrently exercise the First Renewal Option when required under this Paragraph 52(b) (time being of the essence in either instance), then Tenant shall be deemed to have elected not to exercise the Right of First Refusal as to such First Refusal Space. If Tenant exercises the Right of First Refusal, Tenant shall receive a tenant improvements allowance equal to the square footage of the First Refusal Space times twenty cents ($.20) times the number of months of the Term of this Lease (including the First Renewal Term, if Tenant is required to exercise the First Renewal Option pursuant to this Paragraph 52(b)) applicable to the First Refusal Space.

If Tenant exercises the Right of First Refusal, the following terms shall apply:

(i) Tenant shall pay Base Rent for the First Refusal Space at the per-square-foot Base Rent being paid by Tenant from time to time under Paragraph 4(a) above;

(ii) Tenant shall receive a tenant improvements allowance equal to the square footage of the First Refusal Space times twenty cents ($.20) times the number of months of the Term of this Lease (including the First Renewal Term, if Tenant is required to exercise the First Renewal Option pursuant to this Paragraph 52(b)) applicable to the First Refusal Space;

(iii) at Tenant’s request, Tenant shall receive a tenant improvements loan equal to the square footage of the First Refusal Space times five and eighty-three one hundredths cents ($.0583) times the number of months of the Term of this Lease (including the First Renewal Term, if Tenant is required to exercise the First Renewal Option pursuant to this Paragraph 52(b)) applicable to the First Refusal Space (provided that (A) prior to any disbursement of such tenant improvements loan, Tenant shall deliver to Landlord an amendment to the Letter of Credit furnished pursuant to Paragraph 7 of this Lease increasing the LC Face Amount by an amount equal to the amount of such tenant improvements loan requested by Tenant, and (B) such tenant improvements loan shall be repayable by Tenant to Landlord in substantially equal self-amortizing monthly installments over the shorter of (1) a period of sixty (60) months commencing on the First Refusal Commencement Date, or (2) the period commencing on the First Refusal Commencement Date and ending on the Expiration Date, together with interest on the balance outstanding from time to time at the rate of ten percent (10%) per annum);

(iv) Tenant shall increase the amount of the Letter of Credit furnished to Landlord pursuant to Paragraph 7 of this Lease by a proportionate amount (based upon (A) the ratio that the square footage of the First Refusal Space bears to the square footage of the Crossman Building and the Java Building, and (B) the then-current LC Face Amount (i.e., taking into account any prior reductions of the LC Face Amount permitted under Paragraph 7(d) above)); Tenant shall be eligible to reduce the LC Face Amount (as increased in accordance with this

Paragraph 52(b)(iv)) at the times and on the conditions specified in Paragraph 7(d), provided that the amount of each potential reduction permitted under Paragraph 7(d) shall be increased proportionately based upon the amount of the increased Letter of Credit delivered to Landlord pursuant to this Paragraph 52(b)(iv); and

(v) Tenant shall be entitled to a four (4) month construction period (i.e., Base Rent shall not accrue on the First Refusal Space until four (4) months after Landlord has delivered possession of the First Refusal Space to Tenant).

Except as provided in Paragraph 52(b)(v) above with regard to the construction period, Tenant shall not be entitled to any free rent with respect to the First Refusal Space.

(c) In the event Tenant fails to exercise its Right of First Refusal with respect to any First Refusal Space in a timely manner as provided herein, Landlord shall thereafter have the right to lease such First Refusal Space to any party or parties on terms deemed acceptable to Landlord in its sole and absolute discretion; provided, however, that if such First Refusal Space is not leased by Landlord to a third party within one hundred eighty (180) days after Tenant declines (or is deemed to have declined) to exercise its Right of First Refusal with respect thereto or, if after such First Refusal Space is leased by Landlord to a third party, such First Refusal Space later becomes available for lease, the Right of First Refusal shall once again apply to such First Refusal Space. If Tenant validly exercises such Right of First Refusal, then (i) Tenant’s lease of the applicable First Refusal Space shall commence on a date (a “First Refusal Commencement Date”) specified in the First Refusal Space Availability Notice, (ii) the First Refusal Space shall be leased to Tenant upon the terms and conditions contained in this Lease (except as modified in accordance with Paragraph 52(b) above) (including, without limitation, the Renewal Options and, to the extent the Exercise Period (as hereinafter defined) has not yet expired, the Termination Option (as hereinafter defined)), (iii) Tenant’s Proportionate Share of the Project shall be increased to reflect the applicable First Refusal Space, and (iv) the First Refusal Space shall be delivered to Tenant in its “AS-IS” condition on the First Refusal Commencement Date, Tenant acknowledging and agreeing that Landlord shall have no obligation to improve, remodel or otherwise alter such First Refusal Space prior to or after the First Refusal Commencement Date. If Tenant exercises its Right of First Refusal, the parties shall enter into an amendment to this Lease reflecting the lease by Tenant of the applicable First Refusal Space.

(d) In the event Tenant exercises its Right of First Refusal with respect to any First Refusal Space, then from and after the applicable First Refusal Commencement Date, the term “Premises,” whenever used in this Lease, shall mean the original Premises demised under this Lease, any First Refusal Space previously leased by Tenant and the First Refusal Space then being leased.

53. OPTION TO TERMINATE LEASE

(a) Tenant shall have the right to terminate this Lease on the terms and conditions set forth in this Paragraph 53 (the “Termination Option”). The Termination Option may be exercised by Kyphon Inc. or by any party to whom Kyphon Inc. has assigned this Lease, but not by any sublessee. The Termination Option shall be effective only if Tenant is not in Default under this Lease either at the time of the exercise of the Termination Option or on the Termination Date (as hereinafter defined).

(b) In the event Tenant elects to exercise the Termination Option, then Tenant shall provide written notice (the “Termination Notice”) to Landlord specifying the desired termination date (the “Termination Date”), which shall be not less than nine (9) months after Landlord’s receipt of the Termination Notice. Subject to the terms of this Paragraph 53, the Termination Date may occur at any time between the sixty-sixth (66th) and the ninety-sixth (96th) month of the Term (the “Exercise Period”). Any Termination Notice given by Tenant to Landlord shall be irrevocable.

(c) If Tenant delivers a Termination Notice to Landlord, then subject to Paragraph 53(a) above, the Lease shall terminate on the Termination Date specified in the Termination Notice; provided, however, that as a condition precedent to the termination of the Lease, Tenant shall pay to Landlord, on or before the Termination Date, an amount equal to the sum of (i) fifty percent (50%) of the Base Rent that would have otherwise come due under this Lease between the Termination Date and the original scheduled Expiration Date (the “Original Expiration Date”), (ii) the unamortized portion of the Base Rent that was waived by Landlord pursuant to Paragraph 4(a)(ii) above, the unamortized portion of the Tenant Improvements Allowance provided to Tenant pursuant to Paragraph 5(a) of Exhibit B and the unamortized portion of the aggregate leasing commissions paid to Landlord’s Broker and Tenant’s Broker in connection with this Lease, all together with interest thereon at the rate of ten percent (10%) per annum, and (iii) the outstanding balance of the Tenant Improvements Loan and all accrued and unpaid interest thereon (calculated as of the date the Tenant Improvements Loan is repaid to Landlord in full). For purposes of the calculation referenced in the aforesaid clause (iii), the Tenant Improvements Allowance and the leasing commissions shall be amortized on a straight-line basis over the initial one hundred twenty-six (126) month Term of this Lease.

54. TRANSMISSION EQUIPMENT

Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant similar rights to others) to install, maintain, and from time to time replace one (1) antennae and one (1) satellite dish not to exceed 36 inches in diameter (each, a “Dish”) on the roof of each Building, provided that (a) prior to commencing any installation or maintenance, Tenant shall obtain Landlord’s prior reasonable approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roofs, (b) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) Tenant shall use the Dish solely for its internal use, (iv) Tenant shall not grant any right to use of the Dish to any other party, and (v) Tenant shall obtain, at Tenant’s sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any structural alterations to the Buildings and any roof penetration related to the installation of a Dish, and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant further agrees to label each cable or wire placed by Tenant in the telecommunications pathways of the Buildings, with reasonable identification information. Tenant shall repair any damage to the Buildings caused by Tenant’s installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at Tenant’s cost and expense upon the expiration or termination of this Lease. Tenant agrees that the Dish, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Project, or the operation of communications (including, without limitation, other satellite dishes) or computer devices by Landlord or by other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord reserves the right to disconnect power to any Dish if Tenant fails to correct such interference within twenty-four (24) hours after such notice. Landlord makes no warranty or representation that the Buildings or any portions thereof are suitable for the use of a Dish, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Dish.

55. RESTRICTION ON DEVELOPMENT OF UNDEVELOPED AREA

Landlord and Tenant acknowledge that the Project contains additional development potential in the location generally depicted on Exhibit A hereto (the “Undeveloped Area”). Landlord shall not construct a building on the Undeveloped Area during the initial sixty-six (66) months of the Term of this Lease without the written consent of Tenant, which consent may be withheld in Tenant’s sole and absolute discretion and for any reason or no reason at all.

56. JURY TRIAL WAIVER

Landlord and Tenant each hereby waive any right to trial by jury with respect to any action or proceeding (a) brought by Landlord, Tenant or any other party, relating to (i) this Lease and/or any understandings or prior dealings between the parties hereto, or (ii) the Premises, the Buildings or the Project or any part thereof, or (b) to which Landlord is a party relating to the Premises. Landlord and Tenant each hereby agree that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Landlord and Tenant do each hereby constitute and appoint the other party its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Landlord and Tenant do each hereby authorize and empower the other party, in the name, place and stead of the first party, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

57. APPROVALS

Whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, except as otherwise specifically set forth in this Lease, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

58. REASONABLE EXPENDITURES

Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours. The terms of this Paragraph 58 shall not apply to the payment of Additional Rent by Tenant, which shall be governed solely by the terms of Paragraph 4(b) above.

Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	MOFFETT OFFICE PARK INVESTORS LLC, a Delaware limited liability company

	By:	UBS Realty Investors LLC, a Massachusetts limited liability company, its Manager

By:
Name:
Title:

TENANT:	KYPHON INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

DIAGRAM OF THE DIAGRAM OF THE CROSSMAN BUILDING,

THE JAVA BUILDING AND THE UNDEVELOPED PARCEL

(attached page of diagram intentionally omitted)

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EXHIBIT B

TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT

This exhibit, entitled “Tenant Improvements Construction Agreement”, is and shall constitute Exhibit B to the Lease Agreement, dated as of September 18, 2003, by and between Landlord and Tenant (the “Lease”). The terms and conditions of this Exhibit B are hereby incorporated into and are made a part of the Lease.

Subject to the terms and conditions set forth herein and in the Lease, Tenant shall cause the construction of the Tenant Improvements, all in accordance with the procedures set forth below:

1. DEFINITIONS

(a) “Architect” shall mean AIA or another licensed architect reasonably approved by Landlord in writing.

(b) “CAD” is defined in Paragraph 2(b)(iii) of this Exhibit B.

(c) “Change Request” is defined in Paragraph 2(c) of this Exhibit B.

(d) “City” means the City of Sunnyvale, California.

(e) “Contractor” shall mean Devcon Construction or another licensed contractor reasonably approved by Landlord in writing.

(f) “Final Plans” is defined in Paragraph 2(b)(i) of this Exhibit B.

(g) “Permits” shall mean all building permits and other governmental authorizations and approvals required for the construction and installation of the Tenant Improvements.

(h) “Schematic Drawings” is defined in Paragraph 2(b)(i) of this Exhibit B.

(i) “Substantial Completion Date” shall mean the date the Tenant Improvements have been substantially completed by the Contractor in accordance with the Final Plans, subject to the Punch-List Items, as certified in writing by the Contractor or the Architect.

(j) “Tenant Improvements” means only those improvements within the interior and exterior portions of the Premises which are depicted on the Final Plans. “Tenant Improvements” shall specifically not include any of Tenant’s Property. The Tenant Improvements may include, without limitation:

(i) Partitioning, doors, floor coverings, finishes, ceilings, wall coverings and painting, millwork and similar items.

(ii) Electrical wiring, lighting fixtures, outlets and switches, and other electrical work.

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(iii) Duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems serving the Premises, including the cost of meter and key control for after-hour air conditioning.

(iv) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

(v) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Buildings and serving the Premises.

(vi) All plumbing, fixtures, pipes, and accessories to be installed within the Buildings and serving the Premises.

(k) “Tenant Improvements Cost” shall mean all direct and indirect costs of designing, procuring, constructing and installing the Tenant Improvements, including, without limitation, all “hard” and “soft” construction costs, Permit fees, payments to design consultants for services and disbursements, costs of demolition and other preparatory work, premiums for insurance and bonds and costs of general conditions, such inspection fees as Landlord may incur (subject to the limitation set forth in Paragraph 4(a)(vi) below) and the cost of installing any additional electrical, mechanical or telecommunications capacity required by Tenant.

Capitalized terms not otherwise defined in this Exhibit B shall have the meanings ascribed to them in the Lease.

2. DESIGN OF TENANT IMPROVEMENTS

(a) General. The Tenant Improvements shall be furnished and installed within the Premises by the Contractor in accordance with the Final Plans approved by Landlord pursuant to Paragraph 2(b)(i) below and, subject to Paragraph 5 below, shall be furnished and installed at the sole cost and expense of Tenant.

(b) Submittal of Plans.

(i) Tenant shall submit to Landlord final plans for the Tenant Improvements (the “Final Plans”), including schematic architectural, mechanical, electrical and plumbing drawings, within fifteen (15) days after the date of this Lease. The Final Plans shall be consistent with and a logical extension of the schematic architectural design drawings attached to the Lease as or described on Exhibit B-1 (the “Schematic Drawings”), which Schematic Drawings are hereby approved by Landlord and Tenant. The Final Plans shall provide for interior improvements and finishes similar to, and of equal or higher quality than, the improvements existing on the second floor of the Crossman Building on the date of this Lease (the “Crossman Second Floor Improvements”). Landlord shall, within five (5) business days following receipt by Landlord of such plans from Tenant, review, comment on and return the Final Plans to Tenant, marked “Approved” or “Disapproved as Noted, Revise and Resubmit.” Landlord shall not unreasonably withhold its approval of the Final Plans, provided that the Final Plans are consistent with and a logical extension of the Schematic Drawings. If the Final Plans are returned to Tenant marked

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“Approved,” the Final Plans shall be deemed approved by Landlord. If the Final Plans are returned to Tenant marked “Disapproved as Noted, Revise and Resubmit,” Tenant shall cause such plans to be revised, taking into account the reasons for Landlord’s disapproval, and shall resubmit revised plans to Landlord for review within five (5) days after return of the Final Plans to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves the Final Plans.

(ii) If the parties are unable to reach agreement on the Final Plans within forty-five (45) days following the initial submission of the Final Plans to Landlord, either party may terminate the Lease upon notice to the other within ten (10) days following the expiration of such forty-five (45) day period; provided, however, that (A) Tenant shall have the right to terminate this Lease pursuant to this Paragraph 2(b)(ii) only if the Final Plans proposed by Tenant are consistent with and a logical extension of the Schematic Drawings, and if Landlord unreasonably withholds its consent to such Final Plans, and (B) Landlord shall not terminate this Lease pursuant to this Paragraph 2(b)(ii) if the Final Plans proposed by Tenant are consistent with, and a logical extension of, the Schematic Drawings.

(iii) Landlord shall have the right under Paragraph 2(b)(i) above in approving or reasonably disapproving the Final Plans to take into account, among other reasonable criteria, whether the Final Plans are consistent with, and a logical extension of, the Schematic Drawings, and whether the Final Plans provide for interior improvements and finishes consistent with, and of equal or higher quality than, the Crossman Second Floor Improvements. Tenant shall be solely responsible for: (A) the completeness of the Final Plans; (B) the conformity of the Final Plans with the actual conditions existing in the Premises, and (C) the compliance of the Final Plans with all applicable Laws, including, without limitation, the ADA. When the Final Plans are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Final Plans. If the Final Plans were prepared on a computer assisted design (“CAD”) system, Tenant shall also deliver to Landlord an electronic version of the approved Final Plans in CAD format.

(c) Change Requests. When the Final Plans have been approved by Landlord, there shall be no changes without Landlord’s prior written consent (each request for such a change shall be herein referred to as a “Change Request”), which consent shall not be unreasonably withheld; provided, however, that Tenant shall have the right to make nonmaterial changes with prior notice to Landlord (but without Landlord’s consent), so long as such changes do not provide for the making of improvements which are not Generic Improvements. Landlord shall approve or reasonably disapprove such material changes within three (3) business days of request for approval thereto. Landlord’s Representative designated under Paragraph 6(a) below shall have the right to approve Change Requests on behalf of Landlord under this Paragraph 2(c). Any costs related to such Change Requests shall be added to the Tenant Improvements Cost. Costs related to Change Requests shall include, without limitation, any architectural or design fees and the Contractor’s price for effecting the change.

(d) Removal of Tenant Improvements. Tenant shall not be required to remove any Tenant Improvements from the Premises at the expiration or sooner termination of this Lease, except for any Tenant Improvements which, at the time of approving the Final Plans, Landlord indicates in writing must be so removed. Landlord shall not require Tenant to remove any Generic

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Improvements or any improvements shown on the Schematic Drawings, except for improvements in the “operating room” area of the Premises. Any Tenant Improvements that Landlord requires to be removed shall be referred to herein as the “Non-Permanent Tenant Improvements.” Notwithstanding the foregoing, in the event Tenant constructs or installs any Tenant Improvements that are not shown on the Final Plans, then such Tenant Improvements shall be deemed to be Non-Permanent Tenant Improvements for all purposes of this Lease.

(e) Landlord’s Review Rights and Responsibilities.

(i) Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Final Plans or of any Change Request because, in Landlord’s reasonable opinion, the work as described in any Final Plans or any such Change Request: (A) is likely to adversely affect Systems, the structure of the Buildings or the safety of the Buildings and/or their occupants; (B) might impair Landlord’s ability to furnish services to Tenant or the Project; (C) would increase the cost of operating the Buildings or the Project; (D) would violate any Laws; (E) contains or uses Hazardous Materials; (F) would adversely affect the appearance of the Premises or the Project or the marketability of the Premises to subsequent tenants; (G) is prohibited by any Private Restrictions; (H) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; or (I) is not, at a minimum, in accordance with the level of quality represented by the Crossman Second Floor Improvements. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing.

(ii) Tenant acknowledges and agrees that Landlord’s review and approval, if granted, of the Final Plans is solely for the benefit of Landlord and to protect the interests of Landlord in the Project and the Premises. Without limiting the generality of the foregoing, Tenant expressly acknowledges and agrees that:

(A) Neither the approval by Landlord of the Final Plans or any other plans, specifications, drawings or other items associated with the Tenant Improvements nor Landlord’s monitoring of the Tenant Improvements (if Landlord elects to monitor the Tenant Improvements) shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant’s intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Tenant Improvements and the Final Plans are adequate to fully meet the needs and requirements of Tenant’s intended operations of its business within the Premises and Tenant’s use of the Premises.

(B) Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of the Final Plans or of the compliance of the Final Plans with applicable Laws, or of the conformance or compatibility of the Final Plans with the actual conditions existing in the Premises. Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors from time to time verify all existing conditions in the Premises (including, without limitation, undertaking a full field verification of such conditions prior to commencing construction of the Tenant Improvements), insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements, and Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the

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information supplied by Landlord with regard to such conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Final Plans necessary to obtain any Permit or to comply with applicable Laws.

(C) Tenant acknowledges and agrees that the Commencement Date shall be the earlier of (1) the Substantial Completion Date, (2) March 1, 2004, or (3) the date Tenant commences occupancy of the Premises, and that such date shall not be subject to postponement or extension for any reason whatsoever, including, without limitation, any requests by Landlord for changes or modifications to the Final Plans.

3. CONSTRUCTION OF TENANT IMPROVEMENTS

(a) Commencement of Construction. Promptly following the approval of the Final Plans and the issuance by the City of the Permits (the obtaining of which Permits shall be the responsibility of Tenant or the Contractor), Tenant shall cause the Contractor to commence and to diligently and expeditiously proceed with the construction of the Tenant Improvements. Notwithstanding the foregoing, Tenant shall be entitled to commence demolition of the existing interior improvements in the Java Building upon receipt of the appropriate demolition permits and shall be entitled to commence construction of the Tenant Improvements concurrently with its application for the Permits up to the point of first inspections. Tenant shall cause the Contractor to complete the Tenant Improvements in a good and workmanlike manner, in strict accordance with the approved Final Plans and all applicable Laws, and in a lien-free condition. Subject to Paragraph 5 below, Tenant shall pay the Tenant Improvements Cost out of its own funds and without contribution from Landlord.

(b) Landlord’s Right of Inspection. Landlord and Landlord’s property manager and/or construction manager shall have the right to enter upon the Premises at times determined by Landlord for the purpose of monitoring and inspecting the construction and installation of the Tenant Improvements. Any such inspection by or on behalf of Landlord shall be solely for the benefit of Landlord and to protect the interests of Landlord in the Project and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the construction of the Tenant Improvements.

(c) Insurance. Tenant shall require that the Contractor maintain commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000.00) on a combined single limit basis, and that all subcontractors and materialmen maintain commercial general liability insurance in an amount of not less than One Million Dollars ($1,000,000.00) on a combined single limit basis, and, further, that the Contractor, subcontractors and materialmen maintain workers’ compensation insurance required by law and such other insurance coverages (e.g., automobile liability insurance and employer’s liability insurance). Landlord and UBS shall be included as additional insureds on all such policies of insurance, excluding only workers’ compensation insurance policies. Tenant shall maintain builder’s risk insurance in an amount equal to the fully-completed value of the Tenant Improvements

(d) Tenant’s Entry into Premises. Upon and following any entry into the Premises by Tenant prior to the Commencement Date, Tenant shall perform all of the obligations of Tenant

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applicable under the Lease from and after the Commencement Date (except the obligation to pay Base Rent and Additional Rent), including, without limitation, obligations pertaining to insurance, indemnity, compliance with Laws and Hazardous Materials. In addition to the indemnity obligations of Tenant under the Lease, except to the extent of the negligence or willful misconduct of Landlord or its agents or contractors, Tenant shall indemnify, defend and protect Landlord and Landlord’s Agents and hold Landlord and Landlord’s Agents harmless of and from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the presence in the Premises or the Project of Tenant or Tenant’s contractors, subcontractors, material suppliers, installers, agents and representatives (collectively, “Tenant’s Representatives”) or the activities of Tenant or Tenant’s Representatives in or about the Premises or Project, during the construction period, such indemnity to include, but without limitation, the obligation to provide all reasonable costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

(e) Punch-List. Within fifteen (15) days after the Substantial Completion Date, Tenant shall inspect the Tenant Improvements and shall prepare a list of “punch-list” items for the Tenant Improvements (collectively, the “Punch-List Items”). Landlord shall have the right to have a representative present during such inspection, and to reasonably request the inclusion of items as “Punch-List Items” to be corrected by the Contractor. Tenant shall direct the Contractor to repair or otherwise complete the Punch-List Items in a reasonably prompt fashion.

(f) Obligation of Tenant To Provide As-Built Plans. Within forty-five (45) days following the Substantial Completion Date, Tenant shall cause the Architect to furnish to Landlord a complete set of plans and specifications, together with a set in electronic format using CAD standards, reflecting the actual conditions of the Tenant Improvements as constructed in the Premises. The cost of such plans and specifications (including the set in electronic format) shall be part of the Tenant Improvements Cost.

(g) Landlord’s Property. All Tenant Improvements, to the extent paid for by Tenant, shall be Tenant’s property during the Term of the Lease (and Tenant shall be entitled to all tax benefits therefrom), but shall not be deemed trade fixtures or Tenant’s Property and shall (except to the extent the same constitute Non-Permanent Tenant Improvements) automatically become the property of Landlord upon the Expiration Date or the sooner termination of this Lease without the need for any additional documentation or any action on the part of Landlord or Tenant.

4. TENANT IMPROVEMENTS COST; EXCESS TENANT IMPROVEMENTS COST

(a) Tenant Improvements Cost. The Tenant Improvements Cost (“Tenant Improvements Cost”) shall include all costs and expenses associated with the design, preparation, approval and construction of the Tenant Improvements, including, but not limited to, the following:

(i) All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements (including, without limitation, the Final Plans), and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

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(ii) All costs of obtaining Permits from local governmental authorities;

(iii) All costs of interior design and finish schedule plans and specifications including as-built drawings;

(iv) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and services rendered by the Contractor in connection with construction of the Tenant Improvements and all labor (including overtime) and materials constituting the Tenant Improvements;

(v) All fees payable to the Architect, the Contractor and subcontractors;

(vi) All construction and project management fees payable by Landlord to Landlord’s property management company or any other individual or entity in connection with the inspection and monitoring of the Tenant Improvements; provided, however, that such construction and project management fees shall not exceed the sum of Ninety Thousand Dollars ($90,000.00); and

(vii) Utility connection fees.

In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant’s Property.

(b) Excess Tenant Improvements Cost. If the Tenant Improvements Cost is more than the sum of the Tenant Improvements Allowance and the Tenant Improvements Loan, then the difference between the Tenant Improvements Cost and the sum of the Tenant Improvements Allowance and the Tenant Improvements Loan, if any (“Excess Tenant Improvements Cost”) shall be paid by Tenant.

5. LANDLORD’S CONTRIBUTIONS TOWARD TENANT IMPROVEMENTS COST

(a) Tenant Improvements Allowance. Landlord shall provide an allowance toward the Tenant Improvements Cost in the amount specified in the Basic Lease Information (“Tenant Improvements Allowance”). Subject to Paragraph 5(b) below, the Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost. Should the actual Tenant Improvements Cost be less than the Tenant Improvements Allowance, the Tenant Improvements Allowance shall be reduced to an amount equal to the actual Tenant Improvements Cost (but the Tenant Improvements Loan shall be available to Tenant to pay the costs of wiring and cubicles installed in the Premises).

(b) Tenant Improvements Loan.

(i) In addition to the Tenant Improvements Allowance, subject to Paragraph 5(b)(ii) below, Landlord agrees to loan to Tenant up to the amount specified in the Basic Lease

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Information for Tenant Improvements and to pay the costs of wiring and cubicles installed in the Premises (the “Tenant Improvements Loan”). The Tenant Improvements Loan shall be repayable by Tenant to Landlord in substantially equal self-amortizing monthly installments over the Amortization Period (as hereinafter defined), together with interest on the balance outstanding from time to time at the rate of ten percent (10%) per annum. Said installments shall be due and payable concurrently with the payment of Base Rent under the Lease, and shall constitute “Rent” for all purposes of the Lease. Promptly following the completion of the Tenant Improvements and the calculation of the actual Tenant Improvements Loan, Landlord and Tenant shall execute a Tenant Improvements Loan Amortization Memorandum in the form attached to the Lease as Exhibit E. Notwithstanding anything herein to the contrary, in the event the Lease shall terminate for any reason prior to the scheduled expiration thereof, the Tenant Improvements Loan and all accrued and unpaid interest thereon shall immediately become due and payable in full. As used herein, “Amortization Period” means a period of sixty (60) months, commencing on the first day of the first full calendar month after the seventh (7th) month of the Term.

(ii) Prior to any disbursement of the Tenant Improvements Loan, Tenant shall deliver to Landlord an amendment to the Letter of Credit furnished pursuant to Paragraph 7 of the Lease increasing the LC Face Amount by an amount equal to the Tenant Improvements Loan requested by Tenant.

(c) Disbursement of Tenant Improvements Allowance and Tenant Improvements Loan.

(i) Landlord shall disburse the Tenant Improvements Allowance and, if requested by Tenant, the Tenant Improvements Loan to Tenant (or, at Landlord’s election, the Contractor), on a monthly basis within twenty (20) days following Tenant’s submitted application therefor (which application shall be on an AIA form or other form reasonably acceptable to Landlord) as the Tenant Improvements Cost is incurred; provided, however, that prior to any disbursement by Landlord under this Paragraph 5(c), Tenant shall deliver to Landlord invoices, receipts, conditional lien waivers (for the costs being funded by the instant draw), unconditional lien waivers (for all costs funded by prior draws), and other documents reasonably requested by Landlord (collectively, “Supporting Documents”) to substantiate the actual Tenant Improvements Cost, the completion of the Tenant Improvements installed to date in the Premises in a lien-free condition in compliance with all Laws, and the payment by Tenant of the Excess Tenant Improvements Cost, if any, on a percentage completed basis. Without limiting the foregoing, each progress payment shall be paid by Landlord and Tenant on a pro rata basis (in the proportion that the Tenant Improvements Allowance and the Tenant Improvements Loan, if any, on the one hand, and the costs payable by Tenant, on the other hand, bear to the Tenant Improvements Cost).

(ii) If Landlord fails to make a progress payment on a timely basis when required under subparagraph (i) above, Tenant shall provide written notice of such failure to Landlord. Landlord shall have a period of ten (10) days to cure such failure by making the required progress payment. If Landlord fails to cure such default within the aforesaid ten (10) day period, and provided that (A) Landlord has not raised any objections to the construction of the Tenant Improvements or the work performed by the Contractor, and (B) Tenant is not then in default hereunder, Tenant may advance such payment on behalf of Landlord and thereafter deduct the same from the Rent next payable to Landlord hereunder.

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(iii) (A) Prior to the disbursement in full of the Tenant Improvements Allowance, Landlord shall not sell the Project to a third party who is not an affiliate of UBS (a “Third Party Purchaser”) unless, concurrently with such sale, the Third Party Purchaser deposits into escrow with a title insurance company doing business in the State of California an amount equal to the portion of the Tenant Improvements Allowance then remaining to be disbursed hereunder (which funds shall be subsequently disbursed by the title insurance company upon the written request of the Third Party Purchaser to make disbursements of the Tenant Improvements Allowance in accordance with this Paragraph 5(c)).

(B) Prior to the disbursement in full of the Tenant Improvements Allowance, Landlord shall not encumber the Project with mortgage financing in an amount greater than eighty percent (80%) of the then-fair market value of the Project, as determined by an appraisal obtained by the lender providing such mortgage financing.

(C) The restrictions contained in this Paragraph 5(c)(iii) shall be null and void and shall no longer be effective upon the disbursement in full of the Tenant Improvements Allowance. As a condition to the final disbursement of the Tenant Improvements Allowance by Landlord, Tenant shall execute and deliver to Landlord a memorandum in the form of Exhibit B-2 hereto, pursuant to which Tenant shall confirm and acknowledge the termination of the restrictions contained in this Paragraph 5(c)(iii).

(d) Additional Contributions by Landlord. In addition to and outside of the Tenant Improvements Allowance and the Tenant Improvements Loan, Landlord shall provide the following additional contributions toward the Tenant Improvements Cost, at Landlord’s sole cost and expense, on a monthly basis as such costs are incurred:

(i) Landlord shall pay the entire costs incurred in demolishing the existing interior improvements in the Java Building, to the extent that such demolition is required to accommodate the construction of the Tenant Improvements therein;

(ii) Landlord shall pay One Hundred Sixty-One Thousand Four Hundred Seventy-Nine and 50/100 Dollars ($161,479.50) towards the costs for the installation of dock loading for the Java Building, including, without limitation, grade level doors to access the Java Building, wiring, lighting, landscaping and plumbing. Such dock loading shall be single wide;

(iii) Landlord shall pay the entire costs of installing sufficient HVAC in the Java Building to accommodate standard HVAC distribution for standard research and development operations, as determined by Tenant and reasonably approved by Landlord, but in no event more than 150-ton capacity. The parties acknowledge that Landlord shall not be responsible for any specialty HVAC requirements, such as, by way of example, 24/7 cooling requirements or clean room cooling requirements;

(iv) Landlord shall contribute up to Four Hundred Thousand Dollars ($400,000.00) toward the cost of installing a new HVAC system in the Crossman Building; and

(v) Landlord shall pay the costs of removing any asbestos required by governmental authorities to be removed from the Buildings in connection with the construction of the Tenant Improvements (or, in lieu of such removal, performing any encapsulation or other remedial

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actions required or permitted by such authorities relative to asbestos) (Landlord specifically reserving the right to negotiate such removal or abatement requirement with the governmental authorities, provided that Landlord shall not continue such negotiations for a period greater than one (1) month from the commencement thereof if such extended negotiations would lead to a delay in the Substantial Completion Date).

Prior to any disbursement by Landlord under this Paragraph 5(d), Tenant shall deliver to Landlord Supporting Documents to substantiate the actual costs of the work described in this Paragraph 5(d) and the completion of the same in a lien-free condition in compliance with all Laws. Moreover, Landlord and Tenant shall each disburse their proportionate share of the costs described in Paragraphs 5(d)(ii) and (iv) above in accordance with the procedure described in Paragraph 5(c) above.

6. MISCELLANEOUS

(a) Designation of Representatives. Tenant hereby designates Marsha Hayes Walker as its representative in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Landlord hereby designates Kevin Morris (“Landlord’s Representative”) as its representative in connection with the design and construction of the Tenant Improvements, and Tenant shall be entitled to rely upon the decisions and agreements made by Landlord’s Representative as binding upon Landlord.

(b) Interest. Any payments required to be made by Tenant hereunder which are not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date therefor until paid.

(c) Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference. In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

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Exhibit B-1

PRELIMINARY PLANS

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EXHIBIT B-2

TENANT IMPROVEMENTS ALLOWANCE DISBURSEMENT MEMORANDUM

LANDLORD:	MOFFETT OFFICE PARK INVESTORS LLC

TENANT:	KYPHON INC.

LEASE DATE:	September 18, 2003

PREMISES:	Located at 1221 Crossman Avenue and 480 Java Drive, Sunnyvale, California

Tenant hereby confirms and acknowledges that Landlord has disbursed the Tenant Improvements Allowance in full and the restrictions contained in Paragraph 5(c)(iii) of Exhibit B to the Lease are hereby null and void.

TENANT:	KYPHON INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:	MOFFETT OFFICE PARK INVESTORS LLC

TENANT:	KYPHON INC.

LEASE DATE:	September 18, 2003

PREMISES:	Located at 1221 Crossman Avenue and 480 Java Drive, Sunnyvale, California

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is hereby established as             , 200     and the Expiration Date is             ,     .

TENANT:	KYPHON INC., a Delaware corporation

By:
Name:
Title:

Approved and Agreed:

LANDLORD:

MOFFETT OFFICE PARK INVESTORS LLC, a Delaware limited liability company

By:	UBS Realty Investors LLC, a Massachusetts limited liability company, its Manager

By:
Name:
Title:

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EXHIBIT D

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 33 of the Lease.

4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without providing Landlord with a key thereto.

5. Tenant shall park motor vehicles in Parking Areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Buildings or the Project and loading and unloading areas of other tenants. Except for company vehicles, Tenant shall not park motor vehicles in designated Parking Areas after the conclusion of such day’s business activity for more than five (5) consecutive days.

6. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Project and shall cooperate to prevent same.

7. No person shall go on the roof without Landlord’s permission; provided, however, that Tenant shall be permitted to go on the roof without Landlord’s permission as necessary to perform Tenant’s obligations under this Lease or to access the Dish.

8. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Buildings, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

9. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

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10. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the Parking Areas or on streets adjacent thereto.

11. Forklifts which operate on asphalt paving areas shall only use tires that do not damage the asphalt.

12. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

13. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

14. Tenant shall not permit any animals (except those required for persons with disabilities and except for laboratory animals in compliance with Laws), including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Buildings, the Project or any of the common areas; provided, however, that if Tenant brings laboratory animals onto the Premises, then Tenant shall comply with such additional reasonable rules as Landlord shall promulgate to address odors and any other reasonable concerns of Landlord.

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EXHIBIT E

FORM OF TENANT ESTOPPEL CERTIFICATE

             (herein “Tenant”) hereby certifies to              and its successors and assigns that Tenant leases from              (“Landlord”) approximately          square feet of space (the “Premises”) in              pursuant to that certain Lease Agreement dated September 18, 2003 by and between Landlord and Tenant, as amended by              (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to             , that as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease. To Tenant’s current actual knowledge, Landlord has performed all obligations under the Lease to be performed by Landlord to date, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the lease commenced             ,              and shall expire             ,             .

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:             .

5. Base Rent and additional Rent have been paid through             ,             . There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. To Tenant’s current actual knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:             . To Tenant’s current actual knowledge, Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

7. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:             .

8. Tenant has no rights of first refusal to purchase or options to purchase the property of which the Premises is a part.

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9. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

10. Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this              day of             ,             .

TENANT:		,
a

By:
Name:
Title:

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EXHIBIT F

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 33 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	Moffett Office Park Investors LLC
c/o UBS Realty Investors LLC
455 Market Street, Suite 1540
San Francisco, California 94105
Attention: Asset Manager, Moffett Park
Phone: (415) 538-4800

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

_________________________________________________________________________________________________

_________________________________________________________________________________________________

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2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐

Chemical Products	Yes ☐	No ☐

Other	Yes ☐	No ☐

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☐

If yes, please explain: _______________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

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4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐ No ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

storm drain?	sewer?

surface water?	no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).
________________________________________________________________________________________

________________________________________________________________________________________

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.
________________________________________________________________________________________

________________________________________________________________________________________

F-3

6.	AIR DISCHARGES

	6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☐

If yes, please describe: _____________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

	6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s) Incinerator(s)

Dip tank(s) Other (Please describe)

Drying oven(s) No Equipment Requiring Air Permits

If yes, please describe: _____________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

	6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past [thirty-six] months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

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7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☐

If yes, please explain: _____________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 33 of the Lease Agreement.
________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

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8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 33 of the Lease Agreement.

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

9.	PERMITS AND LICENSES

9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA;

F-6

(c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (i) the presence of which on or about the Premises (A) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (B) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (C) which, if it emanated or migrated from the Premises, could constitute a trespass, or (ii) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 33 of the Lease Agreement. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I [print name]             , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

KYPHON INC., a Delaware corporation

By:
Title:
Date:

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EXHIBIT G

TENANT IMPROVEMENTS LOAN AMORTIZATION MEMORANDUM

LANDLORD:	MOFFETT OFFICE PARK INVESTORS LLC

TENANT:	KYPHON INC.

LEASE DATE:	September 18, 2003

PREMISES:	Located at 1221 Crossman Avenue and 480 Java Drive, Sunnyvale, California

Tenant hereby acknowledges that Landlord has provided a Tenant Improvements Loan to Tenant in the amount of              Dollars ($         ) pursuant to Paragraph 5(b)(i) of Exhibit B to the Lease. Subject to the terms of the Lease and said Exhibit B, the Tenant Improvements Loan shall be repayable by Tenant over the Amortization Period (as defined in the Lease), together with interest on the principal balance outstanding from time to time at the rate of ten percent (10%) per annum, in monthly installments of              Dollars ($        ) each. Said installments shall be payable on the first day of each month during the Amortization Period concurrently with the payment of Base Rent.

TENANT:	KYPHON INC., a Delaware corporation

By:
Name:
Title:

Approved and Agreed:

LANDLORD:

MOFFETT OFFICE PARK INVESTORS LLC, a Delaware limited liability company

By:	UBS Realty Investors LLC, a Massachusetts limited liability company, its Manager

By:
Name:
Title:

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